EXHIBIT 99.2


ITEM 6. SELECTED FINANCIAL DATA

In connection with this Annual Report previously filed on Form 10-K we are restating our historical consolidated financial statements as a result of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets" ("SFAS 144"). During 2003, we classified the industrial building portfolio and certain office property located in Long Island as held for sale and, in compliance with SFAS 144, have reported revenues and expenses from these properties as income from discontinued operations, net of minority interest, for each period presented in our Annual Report on Form 10-K. This reclassification has no effect on our reported net income or funds from operations.

We are also providing updated summary selected financial information, which is included below reflecting the prior period reclassification as discontinued operations of the properties classified as held for sale during 2003

                                                                     Reckson Operating Partnership, L. P.
                                                                        For the year ended December 31,
                                                            (in thousands except per unit data and property count)
                                                      -------------------------------------------------------------------
                                                           2002         2001          2000            1999        1998
                                                           ----         ----          ----            ----        ----
OPERATING DATA:
Total revenues ....................................   $   458,069    $ 467,805    $   442,362    $   351,643    $ 229,240
Total expenses ....................................       375,395      352,170        331,582        263,305      166,599
Income before distributions to preferred unit
  holders, minority interests, equity in earnings
  of real estate joint ventures and service companies,
  gain on sales of real estate, valuation reserves,
  discontinued operations and extraordinary loss ..        82,674      115,635        110,780         88,338       62,641
Minority interests ................................        18,730       15,975          9,120          6,802        2,819
Extraordinary loss ................................         2,602        2,898          1,571            629        1,993
Valuation reserves on investments in affiliate
  loans and joint ventures and other investments ..            --      166,101             --             --           --
Preferred distributions ...........................        23,123       23,977         28,012         27,001       14,244
Equity in earnings of real estate joint ventures
  and service companies ...........................         1,113        2,087          4,383          2,148        1,836
Gain on sales of real estate ......................           537       20,173         18,669         10,052           --
Discontinued operations ...........................        21,346       11,113          4,524          5,128          832
Net income (loss) allocable to common unit
  holders .........................................   $    61,215    $ (59,943)   $    99,653    $    71,234    $  46,253

PER UNIT DATA: (1)
Net income (loss) per weighted average common unit:
    Basic net income (loss) before extraordinary
      loss ........................................   $       .58    $   (1.25)   $      1.17    $       .96    $    1.00
    Gain on sales of real estate ..................           .01          .28            .28            .17           --
    Discontinued operations .......................           .30          .16            .07            .09          .02
    Extraordinary loss ............................          (.04)        (.04)          (.02)          (.01)        (.04)
                                                      -----------    ---------    -----------    -----------    ---------
   Class A common unit ............................   $       .85    $    (.85)   $      1.50    $      1.21    $     .98
                                                      ===========    =========    ===========    ===========    =========
    Basic net income (loss) before extraordinary
      loss ........................................   $       .88    $   (1.82)   $      1.80    $      1.56    $      --
    Gain on sales of real estate ..................           .01          .42            .43            .27           --
    Discontinued operations .......................           .44          .23            .11            .14           --
    Extraordinary loss ............................          (.05)        (.06)          (.04)          (.03)          --
                                                      -----------    ---------    -----------    -----------    ---------
    Class B common unit ...........................   $      1.28    $   (1.23)   $      2.30    $      1.94    $      --
                                                      ===========    =========    ===========    ===========    =========

Weighted average common units outstanding:
    Class A common units ..........................        57,059       55,773         50,766         47,975       47,201
    Class B common units ..........................        10,122       10,284         10,284          6,744           --

Cash distributions declared per unit:
    Class A common unit ...........................   $      1.70    $    1.66    $      1.53    $      1.45    $    1.33
    Class B common unit ...........................   $      2.59    $    2.55    $      2.35    $      1.54    $      --


ITEM 6. (CONTINUED) SELECTED FINANCIAL DATA

                                                             Reckson Operating Partnership, L. P.
                                                               For the year ended December 31,
                                                     (in thousands except per unit data and property count)
                                                  -----------------------------------------------------------
                                                   2002          2001        2000         1999         1998
                                                   ----          ----        ----         ----         ----
BALANCE SHEET DATA:
  (PERIOD END)
Commercial real estate properties, before
     accumulated depreciation ...............   $2,707,878   $2,643,045   $2,537,193   $2,017,170   $1,562,014
Cash and cash equivalents (5) ...............       30,827      121,975       17,843       21,368        2,349
Total assets ................................    2,912,052    2,998,782    2,999,794    2,734,577    1,854,520
Mortgage notes payable ......................      733,761      744,613      722,312      452,338      246,314
Unsecured credit facility (5) ...............      267,000      271,600      216,600      297,600      465,850
Unsecured term loan .........................           --           --           --       75,000       20,000
Senior unsecured notes ......................      499,305      449,463      449,385      449,313      150,000
Market value of equity (2) ..................    1,681,372    1,915,587    2,016,390    1,726,845    1,332,882
Total market capitalization including debt
     (2 and 3) ..............................    3,052,818    3,251,599    3,397,204    2,993,756    2,119,936

OTHER DATA:
Funds from operations (4) ...................   $  161,024   $  183,641 $    169,911   $  132,444   $   98,501
Total square feet (at end of period) ........       20,284       20,611       21,291       21,385       21,000
Number of properties (at end of period)
                                                       178          182          188          189          204

(1) Based on the weighted average common units outstanding for the period then ended.

(2) Based on the market value of the Operating Partnership's common units, the stated value of the Operating Partnership's preferred units and the number of units outstanding at the end of the period.

(3) Debt amount is net of minority partners' proportionate share of joint venture debt plus the Operating Partnership's share of unconsolidated joint venture debt.

(4) Management believes that funds from operations ("FFO") is an appropriate measure of performance for the Operating Partnership. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income or loss, excluding gains or losses from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with Generally Accepted Accounting Principals and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. FFO for the year ended December 31, 2001 excludes $163 million of valuation reserves on investments in affiliate loans and joint ventures. Since all companies and analysts do not calculate FFO in a similar fashion, the Operating Partnership's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

(5) On January 4, 2002, approximately $85 million of the cash proceeds received from the sale of a 49% interest in the property located at 919 Third Avenue, New York, NY, was used to pay down the Operating Partnership's unsecured credit facility

ITEM 7. SUPPLEMENT TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A")

         The following discussion should be read in conjunction with the historical financial statements of Reckson Operating Partnership, L.P. (the "Company") and related notes and MD&A thereto appearing in Item 8 and 7 of the Company's Annual Report on Form 10-K.

         The Company considers certain statements set forth herein to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company's expectations for future periods. Certain forward-looking statements, including, without limitation, statements relating to the timing and success of acquisitions and the completion of development or redevelopment of properties, the financing of the Company's operations, the ability to lease vacant space and the ability to renew or relet space under expiring leases, involve risks and uncertainties. Many of the forward-looking statements can be identified by the use of words such as "believes", "may", "expects", "anticipates", "intends" or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and the Company can give no assurance that its expectation will be achieved. Among those risks, trends and uncertainties are: the general economic climate, including the conditions affecting industries in which our principal tenants compete; changes in the supply of and demand for office and industrial / R&D properties in the New York Tri-State area; changes in interest rate levels; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; financial condition of our tenants; changes in operating costs, including utility, security and insurance costs; repayment of debt owed to the Company by third parties (including FrontLine Capital Group); risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating and development plans and estimates. These plans and estimates are subject to revisions from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

Current Developments

      On September 10, 2003, the Company announced that it had entered into agreements relating to the disposition of its Long Island industrial building portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. The transactions contemplated by the agreements were consummated on November 10 and November 12, 2003. As a result, the Company has disposed of all but three of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of the Company valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under the Company's unsecured revolving credit facility (the "Credit Facility"). The remaining three properties, two of which are subject to transfer pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), are anticipated to close within three to six months.

      In addition, four of the five remaining options granted to the Company at the time of the Company's IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with the Company's management contracts relating to three of such properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members also extended the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and released the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, as part of the transaction, the Rechler family entity was granted rights of first refusal with respect to five vacant land parcels located near the industrial properties for a period of five years.

      On November 10, 2003, in connection with the Company's sale of its Long Island industrial building portfolio and the settlement of the employment contracts of the departing Rechler family members, the Company incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under the Company's historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $575,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million paid to the departing Rechler family members in exchange for 127,689, or 100% of their rights to receive shares of Class A common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and
(iii) with respect to two of the departing Rechler family members participating in the Company's March 2003 LTIP, each received 8,681 shares of the Company's Class A common stock related to the service component of their core award which was valued at $399,000 in the aggregate. In addition, if the Company attains its annual performance measure in March 2004, these individuals will also be entitled to each receive 26,041 shares of Class A common stock representing the balance of the annual core award as if they had remained in continuous employment with the Company. The remainder of their core awards, aggregating 208,334 shares of Class A common stock, was forfeited as was the entire amount of their special outperformance component of the March 2003 LTIP.

      In November 2003, the Company also disposed of a 181,000 square foot office property located on Long Island for approximately $24.3 million. Net proceeds from the sale were used to repay the Credit Facility.

      In accordance with the provisions of FASB Statement No. 144, the Company has separately identified and classified the assets and liabilities of the aforementioned 95 industrial properties and the office property located on Long Island ("Assets Disposed") on its consolidated balance sheets as held for sale. In addition, income from the operations of these properties has been reflected on the Company's consolidated statements of operations as income from discontinued operations.

      Total revenues from the Assets Disposed, for the periods owned, were $48.0, $46.8 and $40.9 million and total expenses, for the periods owned, were $32.2, $36.9 and $37.7 million for the years ended December 31, 2002, 2001 and 2000, respectively. These revenues and expenses have been included in discontinued operations on the Company's consolidated statements of operations.

FUNDS FROM OPERATIONS

       Management believes that funds from operations ("FFO") is an appropriate measure of performance for the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income or loss, excluding gains or losses from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. (See Selected Financial
Data). FFO for the year ended December 31, 2001 excludes $163 million of valuation reserves on investments in affiliate loans and joint ventures.

       Since all companies and analysts do not calculate FFO in a similar fashion, the Operating Partnership's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

       The following table presents the Operating Partnerships FFO calculation for the years ended December 31, (in thousands):

                                                          2002        2001        2000
                                                          ----        ----        ----
Income (loss) before extraordinary loss ............   $  63,817   $ (57,045)   $ 101,224
Less:
    Extraordinary loss .............................       2,602       2,898        1,571
                                                       ---------   ---------    ---------
Net Income (loss) ..................................      61,215     (59,943)      99,653
Adjustment for Funds From Operations:
Add:
    Real estate depreciation and amortization ......     108,906     100,967       90,552
    Minority interests' in consolidated partnerships      18,730      15,975        9,120
    Valuation reserves on investments in affiliate
         loans and joint ventures ..................          --     163,000           --
    Extraordinary loss .............................       2,602       2,898        1,571
Less:
    Gain on sales of real estate ...................       5,433      20,173       18,669
    Amounts distributable to minority partners in
         consolidated partnerships .................      24,996      19,083       12,316
                                                       ---------   ---------    ---------
Funds From Operations ..............................   $ 161,024   $ 183,641    $ 169,911
                                                       =========   =========    =========
Weighted average units outstanding .................      67,180      66,057       61,050
                                                       =========   =========    =========

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The response to this item is included in section 15 of this Form 8-K.

ITEM 15.  FINANCIAL STATEMENTS AND SCHEDULES, EXHIBITS AND REPORTS ON FORM 8-K

(a)(1 and 2)      Financial Statements and Schedules

                                                                                      PAGE
                                                                                      ----
RECKSON OPERATING PARTNERSHIP, L. P
Report of Independent Auditors ..................................................        7
Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001 .......        8
Consolidated Statements of Operations for the years ended December 31, 2002,
    2001 and 2000 ...............................................................     9-10
Consolidated Statements of Partners' Capital for the years ended December 31,
    2002, 2001 and 2000 .........................................................       11
Consolidated Statements of Cash Flows for the years ended
  December 31, 2002, 2001 and 2000 ..............................................       12
Notes to Financial Statements ...................................................    13-40
Schedule III - Real Estate and Accumulated Depreciation .........................       41

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Reckson Operating Partnership, L. P.

         We have audited the accompanying consolidated balance sheets of Reckson Operating Partnership, L. P. (the "Operating Partnership") as of December 31, 2002 and 2001, and the related consolidated statements of operations, partners' capital, and cash flows for each of the three years in the period ended December 31, 2002. We have also audited the accompanying financial statement schedule. These financial statements and financial statement schedule are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Operating Partnership, L. P. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                            ERNST & YOUNG LLP





New York, New York
February 27, 2003, except for
Notes 11 and 15 as to which the dates are January 14, 2004

                      RECKSON OPERATING PARTNERSHIP, L. P.
                           CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS EXCEPT UNIT DATA)

                                                                                      December 31,
                                                                                --------------------------
                                                                                   2002            2001
                                                                                -----------    -----------
ASSETS
Commercial real estate properties, at cost (Notes 2, 3, 5, and 6)
   Land .....................................................................   $   386,747    $   380,835
   Buildings and improvements ...............................................     2,199,896      2,118,542
Developments in progress:
   Land .....................................................................        92,924         69,365
   Development costs ........................................................        28,311         74,303
Furniture, fixtures and equipment ...........................................        12,203          6,333
                                                                                -----------    -----------
                                                                                  2,720,081      2,649,378
        Less accumulated depreciation .......................................      (382,022)      (298,370)
                                                                                -----------    -----------
                                                                                  2,338,059      2,351,008

Properties and related assets held for sale, net of accumulated depreciation.       196,954        193,997
Investments in real estate joint ventures ...................................         6,116          5,744
Investment in mortgage notes and notes receivable (Note 6) ..................        54,547         56,234
Cash and cash equivalents (Note 9) ..........................................        30,576        121,773
Tenant receivables ..........................................................        12,529          7,407
Investments in service companies and affiliate loans and joint ventures
  (Note 8) ..................................................................        78,104         84,142
Deferred rents receivable ...................................................        97,145         73,091
Prepaid expenses and other assets ...........................................        32,577         41,743
Contract and land deposits and pre-acquisition costs ........................           240          3,782
Deferred leasing and loan costs, less accumulated amortization of
   $48,049 and $41,411, respectively ........................................        65,205         59,861
                                                                                -----------    -----------
   Total Assets .............................................................   $ 2,912,052    $ 2,998,782
                                                                                ===========    ===========
LIABILITIES
Mortgage notes payable (Note 2) .............................................   $   733,761    $   744,613
Mortgage notes payable and other liabilities associated with properties held
  for sale ..................................................................        10,722         10,075
Unsecured credit facility (Note 3) ..........................................       267,000        271,600
Senior unsecured notes (Note 4) .............................................       499,305        449,463
Accrued expenses and other liabilities ......................................        85,849         81,040
Distributions payable .......................................................        31,575         32,988
                                                                                -----------    -----------
   Total Liabilities ........................................................     1,628,212      1,589,779
                                                                                -----------    -----------
Minority interests in consolidated partnerships .............................       242,934        242,698
                                                                                -----------    -----------
Commitments and contingencies (Notes 9, 10, and 13) .........................            --             --

PARTNERS' CAPITAL (Note 7)

Preferred Capital, 10,854,162 and 11,222,965 units outstanding, respectively        281,690        301,573
General Partners Capital:
   Class A common units, 48,246,083 and 49,982,377 units outstanding,
      respectively ..........................................................       478,121        551,417
   Class B common units, 9,915,313 and 10,283,513 units outstanding,
      respectively ..........................................................       209,675        231,428
Limited Partners Capital, 7,276,224 and 7,487,218 units outstanding,
   respectively .............................................................        71,420         81,887
                                                                                -----------    -----------
   Total Partners Capital ...................................................     1,040,906      1,166,305
                                                                                -----------    -----------
      Total Liabilities and Partners Capital ................................   $ 2,912,052    $ 2,998,782
                                                                                ===========    ===========

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                               For the year ended December 31,
                                                             -----------------------------------
                                                                2002        2001         2000
                                                             ---------    ---------    ---------
REVENUES (Note 10):
Property operating revenues:
     Base rents ..........................................   $ 395,308    $ 392,824    $ 358,179
     Tenant escalations and reimbursements ...............      55,441       54,739       50,134
                                                             ---------    ---------    ---------
Total property operating revenues ........................     450,749      447,563      408,313

Interest income on mortgage notes and notes
  receivable (including $4,287, $4,196 and $5,237,
  respectively from related parties) .....................       6,279        6,238        7,879
Investment and other income (including $85, $5,164
  and  $21,455, respectively from related parties) .......       1,041       14,004       26,170
                                                             ---------    ---------    ---------
    Total Revenues .......................................     458,069      467,805      442,362
                                                             ---------    ---------    ---------
EXPENSES:
Property operating expenses ..............................     163,031      155,977      146,537
Marketing, general and administrative ....................      29,214       24,289       22,932
Interest .................................................      80,706       79,726       78,189
Depreciation and amortization ............................     102,444       92,178       83,924
                                                             ---------    ---------    ---------
       Total Expenses ....................................     375,395      352,170      331,582
                                                             ---------    ---------    ---------
Income before distributions to preferred unit
  holders,  minority interests, equity in earnings of real
  estate joint ventures and service companies, gain on
  sales of real estate, valuation reserves, discontinued
  operations and  extraordinary loss .....................      82,674      115,635      110,780

Minority partners' interest in consolidated
  partnerships ...........................................     (18,730)     (15,975)      (9,120)
Equity in earnings of service companies and real
  estate joint ventures (including $465, $1,450 and
  $2,792, respectively from related parties ..............       1,113        2,087        4,383
Gain on sales of real estate (Note 6) ....................         537       20,173       18,669
Valuation reserves on investments in affiliate
  loans and joint ventures and other investments
  (Notes 8 and 13) .......................................          --     (166,101)          --
                                                             ---------    ---------    ---------
Income (loss) before discontinued operations,
extraordinary loss and distributions to preferred
unitholders ..............................................      65,594      (44,181)     124,712
Discontinued operations:
      Income from discontinued operations ................      16,451       11,113        4,524
      Gain on sales of real estate .......................       4,895           --           --
                                                             ---------    ---------    ---------
Income (loss) before extraordinary loss and
  distributions to  preferred unitholders ................      86,940      (33,068)     129,236

Extraordinary loss on extinguishment of debts ............      (2,602)      (2,898)      (1,571)
                                                             ---------    ---------    ---------
Net income (loss) ........................................      84,338      (35,966)     127,665
Preferred unit distributions .............................     (23,123)     (23,977)     (28,012)
                                                             ---------    ---------    ---------
Net income (loss) allocable to common unitholders ........   $  61,215    $ (59,943)   $  99,653
                                                             =========    =========    =========
Net income (loss) allocable to:
   Class A common units ..................................   $  48,286    $ (47,283)   $  76,046
   Class B common units ..................................      12,929      (12,660)      23,607
                                                             ---------    ---------    ---------
Total ....................................................   $  61,215    $ (59,943)   $  99,653
                                                             =========    =========    =========

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT UNIT DATA)


Net income (loss) per weighted average units:
   Class A common ...........................   $        .58    $      (1.25)      $      1.17
                                                ------------    ------------       -----------
   Gain on sales of real estate .............            .01             .28               .28
   Discontinued operations ..................            .30             .16               .07
   Extraordinary loss .......................           (.04)           (.04)             (.02)
                                                ------------    ------------       -----------
   Net income (loss) per Class A common .....   $        .85    $       (.85)      $      1.50
                                                 ============    ============       ===========
   Class B common ...........................   $        .88    $      (1.82)      $      1.80
   Gain on sales of real estate .............            .01             .42               .43
   Discontinued operations ..................            .44             .23               .11
   Extraordinary loss .......................           (.05)           (.06)             (.04)
                                                ------------    ------------       -----------
   Net income (loss) per Class B common .....   $       1.28    $      (1.23)      $      2.30
                                                ============    ============       ===========
Weighted average common units outstanding:
   Class A common ...........................     57,059,000      55,773,000        50,766,000
   Class B common ...........................     10,122,000      10,284,000        10,284,000

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)

                                                      General Partners' Capital
                                               -----------------------------------------
                                                                                             Limited           Total
                                                Preferred       Class B       Class A        Partners'        Partners'
                                                 Capital      Common unit   Common units     Capital          Capital
                                               -----------    -----------    -----------    -----------       -----------
Balance January 1, 2000 ...................    $   413,126    $   270,689    $   477,172    $    90,986       $ 1,251,973
Net Income ................................             --         23,607         64,552         11,494            99,653
Contributions .............................             --             --          6,701             --             6,701
Distributions .............................             --        (24,132)       (66,096)       (11,765)         (101,993)
Retirement / redemption of units ..........       (100,000)           (46)        93,241          6,638              (167)
                                               -----------    -----------    -----------    -----------       -----------
Balance December 31, 2000 .................        313,126        270,118        575,570         97,353         1,256,167
Net loss ..................................             --        (12,660)       (41,253)        (6,030)          (59,943)
Contributions .............................             --             --         82,821         18,745           101,566
Distributions .............................             --        (26,030)       (81,142)       (12,604)         (119,776)
Retirement / redemption of units (Note 7)..        (11,553)            --         15,421        (15,577)          (11,709)
                                               -----------    -----------    -----------    -----------       -----------
Balance December 31, 2001 .................        301,573        231,428        551,417         81,887         1,166,305
Net income ................................             --         12,929         41,604          6,682            61,215
Contributions .............................             --             --         26,227          2,473            28,700
Distributions .............................             --        (26,250)       (84,365)       (12,449)         (123,064)
Retirement / redemption of units (Note 7)..        (19,883)        (8,432)       (56,762)        (7,173)          (92,250)
                                               -----------    -----------    -----------    -----------       -----------
Balance December 31, 2002 .................    $   281,690    $   209,675    $   478,121    $    71,420       $ 1,040,906
                                               ===========    ===========    ===========    ===========       ===========

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                For the year ended December 31,
                                                                              -----------------------------------
                                                                                 2002         2001         2000
                                                                              ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) .........................................................   $  84,338    $ (35,966)   $ 127,665
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization ..........................................     112,341      102,931       92,547
   Extraordinary loss on extinguishment of debts ..........................       2,602        2,898        1,571
   Minority partners' interests in consolidated partnerships ..............      18,730       15,975        9,120
   Gain on sales of real estate, securities and mortgage repayment ........      (4,804)     (20,173)     (18,669)
   Valuation reserves on investments in affiliate loans and joint
     ventures and other investments .......................................          --      166,101           --
   Equity in earnings of service companies and real estate joint ventures .      (1,113)      (2,087)      (4,383)
Changes in operating assets and liabilities:
   Prepaid expenses and other assets ......................................       4,354       (4,869)      (9,568)
   Tenant and affiliate receivables .......................................      (4,417)       1,878       (6,394)
   Deferred rents receivable ..............................................     (26,277)     (38,186)     (35,798)
   Accrued expenses and other liabilities .................................      10,346          342       14,152
                                                                              ---------    ---------    ---------
   Net cash provided by operating activities ..............................     196,100      188,844      170,243
                                                                              ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of commercial real estate properties .........................          --           --     (190,548)
   Acquisition of controlling interests in service companies ..............        (122)          --           --
   Increase in contract and land deposits and preacquisition costs ........          --       (3,267)      (2,023)
   Additions to developments in progress ..................................     (41,896)      (8,260)     (13,392)
   Additions to commercial real estate properties .........................     (48,052)    (152,074)     (89,818)
   Distributions from investments in real estate joint ventures ...........         276           82          368
   Payment of deferred leasing costs ......................................     (16,414)     (10,513)     (24,082)
   Additions to furniture, fixtures and equipment .........................      (2,414)        (635)        (742)
   Investments in affiliate joint ventures ................................          --      (25,056)     (10,780)
   Proceeds from redemption of preferred securities .......................       1,528       35,700       19,903
   Proceeds from sales of real estate, securities and
     mortgage  note receivable repayments .................................      22,022       76,503       49,810
                                                                              ---------    ---------    ---------
   Net cash used in investing activities ..................................     (85,072)     (87,520)    (261,304)
                                                                              ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from secured borrowings .......................................          --      325,000      297,163
   Principal payments on secured borrowings ...............................     (11,065)    (302,894)     (27,367)
   Proceeds from issuance of senior unsecured notes, net of
     issuance costs .......................................................      49,432           --           --
   Payment of loan costs and prepayment penalties .........................      (1,568)      (6,252)     (11,649)
   Investments in affiliate loans and service companies ...................          --      (14,227)     (14,568)
   Proceeds from unsecured credit facility ................................     158,000      153,000      689,600
   Principal payments on unsecured credit facility and term loan ..........    (162,600)     (98,000)    (845,600)
   Contributions ..........................................................       6,310        2,813        4,010
   Distributions ..........................................................    (147,334)    (139,568)    (128,369)
   Repurchases of common and preferred units ..............................     (74,692)      (1,421)          --
   Contributions by minority partners in consolidated partnerships ........       1,343      101,832      135,975
   Distributions to minority partners in consolidated partnerships ........     (20,051)     (16,458)     (12,632)
                                                                              ---------    ---------    ---------
Net cash provided by  financing activities ................................    (202,225)       3,825       86,563
                                                                              ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents ......................     (91,197)     105,149       (4,498)
Cash and cash equivalents at beginning of period ..........................     121,773       16,624       21,122
                                                                              ---------    ---------    ---------
Cash and cash equivalents at end of period ................................   $  30,576    $ 121,773    $  16,624
                                                                              =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest, including
     interest capitalized .................................................   $  98,083    $ 105,087    $ 106,106
                                                                              =========    =========    =========

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

         Reckson Operating Partnership, L. P. (the "Operating Partnership") is engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings and also owns certain undeveloped land for future development (collectively, the "Properties") located in the New York tri-state area (the "Tri-State Area").

ORGANIZATION AND FORMATION OF THE OPERATING PARTNERSHIP

         The Operating Partnership commenced operations on June 2, 1995. The sole general partner in the Operating Partnership, Reckson Associates Realty Corp. (the "Company") is a self administered and self managed real estate investment trust ("REIT"). During June, 1995, the Company contributed approximately $162 million in cash to the Operating Partnership in exchange for an approximate 73% general partnership interest. All properties acquired by the Company are held by or through the Operating Partnership. In addition, in connection with the formation of the Operating Partnership, the Operating Partnership executed various option and purchase agreements whereby it issued units in the Operating Partnership ("Units") to certain continuing investors and assumed certain indebtedness in exchange for interests in certain property partnerships, fee simple and leasehold interests in properties and development land, certain other business assets and 100% of the non-voting preferred stock of the management and construction companies. The Company's ownership percentage in the Operating Partnership was approximately 89.5% and 89.2% at December 31, 2002 and 2001, respectively.

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying consolidated financial statements include the consolidated financial position of the Operating Partnership and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002. The Operating Partnership's investments in majority owned and controlled real estate joint ventures are reflected in the accompanying financial statements on a consolidated basis with a reduction for minority partners' interest. The Operating Partnership also invests in real estate joint ventures where it may own less than a controlling interest. Such investments are also reflected in the accompanying financial statements on the equity method of accounting. The operating results of Reckson Management Group, Inc., RANY Management Group, Inc., Reckson Construction Group New York, Inc. and Reckson Construction Group, Inc. (collectively, the "Service Companies"), in which the Operating Partnership owned a 97% non-controlling interest, are reflected in the accompanying financial statements on the equity method of accounting through September 30, 2002. On October 1, 2002, the Operating Partnership acquired the remaining 3% interests in the Service Companies for an aggregate purchase price of approximately $122,000. As a result, commencing October 1, 2002, the Operating Partnership consolidates the operations of the Service Companies. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

         The minority interests at December 31, 2002 represent a 49% non-affiliated interest in RT Tri-State LLC, owner of a nine property suburban office portfolio, a 40% non-affiliated interest in Omni Partners, L.P., owner of a 579,000 square foot suburban office property and a 49% non-affiliated interest in Metropolitan 919 Third Avenue, LLC, owner of the property located at 919 Third Avenue, New York, NY.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate

         Land, buildings and improvements, furniture, fixtures and equipment are recorded at cost. Tenant improvements, which are included in buildings and improvements, are also stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Renovations and / or replacements, which improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

         Depreciation is computed utilizing the straight-line method over the estimated useful lives of ten to thirty years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Tenant improvements, which are included in buildings and improvements, are amortized on a straight-line basis over the term of the related leases.

Long Lived Assets

         On a periodic basis, management assesses whether there are any indicators that the value of the real estate properties may be impaired. A property's value is impaired only if management's estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. Such cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property.

         The Operating Partnership is required to make subjective assessments as to whether there are impairments in the value of its real estate properties and other investments. These assessments have a direct impact on the Operating Partnership's net income, because taking an impairment results in an immediate negative adjustment to net income. In determining impairment, if any, the Operating Partnership has adopted Financial Accounting Standards Board ("FASB") Statement No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" (see Recent Accounting Pronouncements).

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

Cash Equivalents

         The Operating Partnership considers highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents.

         Tenant's lease security deposits aggregating approximately $5.6 million and $5.1 million at December 31, 2002 and 2001, respectively have been included in cash and cash equivalents on the accompanying balance sheets.

Deferred Costs

         Tenant leasing commissions and related costs incurred in connection with leasing tenant space are capitalized and amortized over the life of the related lease. In addition, loan costs incurred in obtaining financing are capitalized and amortized over the term of the related loan.

Income Taxes

         No provision has been made for income taxes in the accompanying consolidated financial statements since such taxes, if any, are the responsibility of the individual partners.

Revenue Recognition

         Minimum rental income is recognized on a straight-line basis over the term of a lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balance sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets. Certain lease agreements provide for reimbursement of real estate taxes, insurance, common area maintenance costs and indexed rental increases, which are recorded on an accrual basis.

         The Operating Partnership records interest income on investments in mortgage notes and notes receivable on an accrual basis of accounting. The Operating Partnership does not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms is considered doubtful. Among the factors the Operating Partnership considers in making an evaluation of the collectibility of interest are: the status of the loan, the value of the underlying collateral, the financial condition of the borrower and anticipated future events.

         Gain on sales of real estate are recorded when title is conveyed to the buyer, subject to the buyer's financial commitment being sufficient to provide economic substance to the sale and the Operating Partnership having no substantial continuing involvement with the buyer.

Net Income (Loss) Per Common Partnership Unit

         Net income (loss) per Class A common partnership unit and Class B Common partnership unit is determined by allocating net income (loss) after preferred distributions and minority partners' interest in consolidated partnerships income to the general and limited partners based on their weighted average distribution per common partnership units outstanding during the respective periods presented.

Distributions to Preferred Unit Holders

         Holders of preferred units of limited and general partnership interest are entitled to distributions based on the stated rates of return (subject to adjustment) for those units.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

Derivative Instruments

         FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective January 1, 2001 requires the Operating Partnership to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings, or recognized in accumulated other comprehensive income ("OCI") until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As of January 1, 2001, the carrying value of the Operating Partnership's derivatives equaled their fair value and as a result no cumulative effect changes were recorded. Additionally, as of June 30, 2001, the fair value of the Operating Partnership's derivatives equaled approximately $3.7 million and was reflected in other assets and OCI on the Operating Partnership's balance sheet. On July 18, 2001, the mortgage note payable to which these derivatives relate to was funded (see Note 2) and their fair value at that time was approximately $676,000 less than their carrying value. This amount is being amortized to interest expense over the term of the mortgage note to which it relates. Because of the Operating Partnership's minimal use of derivatives, the adoption of this Statement did not have a significant effect on earnings or the financial position of the Operating Partnership.

Recent Accounting Pronouncements

         In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement No. 144"). Statement No. 144 provides accounting guidance for financial accounting and reporting for the impairment or disposal of long-lived assets. Statement No. 144 supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. It also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions related to the disposal of a segment of a business. The Operating Partnership adopted Statement No. 144 on January 1, 2002. The adoption of this statement did not have a material effect on the results of operations or the financial position of the Operating Partnership. The adoption of Statement No. 144 does not have an impact on net income (loss) allocable to common shareholders. Statement No. 144 only impacts the presentation of the results of operations and gain (loss) on sales of real estate for those properties sold during the period within the consolidated statements of operations.

         On January 1, 2002, the Operating Partnership adopted the provisions of FASB Statement No. 142, "Goodwill and Other Intangible Assets" ("Statement No. 142"). This statement makes significant changes to the accounting for business combinations, goodwill, and intangible assets. Among other provisions, Statement No. 142 requires that a portion of the purchase price of real estate acquisitions be assigned to the fair value of an intangible asset for above market operating leases or to an intangible liability for below market operating leases. Such intangible assets or liabilities are then required to be amortized into revenue over the remaining life of the respective leases. The adoption of this statement did not have an effect on the Operating Partnership's results of operations or financial condition for the year ended December 31, 2002.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

         In April 2002, the FASB issued Statement No. 145, ("Statement No. 145"), which rescinded Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt". Statement No. 145 is effective for fiscal years beginning after May 15, 2002. The Operating Partnership will adopt Statement No. 145 on January 1, 2003 which will result in a change to reported net income
(loss).

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees", Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 significantly changes the current practice in the accounting for, and disclosure of, guarantees. Guarantees and indemnification agreements meeting the characteristics described in FIN 45 are required to be initially recorded as a liability at fair value. FIN 45 also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor having to make payment under the guarantee is remote. The disclosure requirements within FIN 45 are effective for financial statements for annual or interim periods ending after December 15, 2002. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Operating Partnership is currently evaluating the effects of FIN 45 on the Operating Partnership's results of operations or financial condition.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which explains how to identify variable interest entities ("VIE") and how to assess whether to consolidate such entities. The provisions of this interpretation are immediately effective for VIE's formed after January 31, 2003. For VIE's formed prior to January 31, 2003, the provisions of this interpretation apply to the first fiscal year or interim period beginning after June 15, 2003. Management has not yet determined whether any of its consolidated or unconsolidated subsidiaries represent VIE's pursuant to such interpretation. Such determination could result in a change in the Operating Partnership's consolidation policy related to such entities.

Reclassifications

         Certain prior year amounts have been reclassified to conform to the current year presentation.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

2.      MORTGAGE NOTES PAYABLE

        At December 31, 2002, there were 16 fixed rate mortgage notes payable with an aggregate outstanding principal amount of approximately $740.0 million. These mortgage notes are secured by properties with an aggregate carrying value at December 31, 2002 of approximately $1.5 billion and which are pledged as collateral against the mortgage notes payable. In addition, approximately $45.1 million of the $740.0 million is recourse to the Operating Partnership. The mortgage notes bear interest at rates ranging from 6.45% to 10.10%, and mature between 2004 and 2027. The weighted average interest rates on the outstanding mortgage notes payable at December 31, 2002, 2001 and 2000 were approximately 7.3%, 7.3% and 7.8%, respectively. Certain of the mortgage notes payable are guaranteed by certain limited partners in the Operating Partnership and / or the Company.

        The following table sets forth the Operating Partnership's mortgage notes payable at December 31, 2002, by scheduled maturity date (dollars in thousands):


                                                     Principal         Interest         Maturity         Amortization
Property                                            Outstanding          Rate             Date           Term (Years)
-----------------------------------------------    --------------     -----------    ---------------     --------------
80 Orville Drive, Islip, NY                         $    2,616          10.10%       February, 2004      Interest only
395 North Service Road, Melville, NY                    19,709           6.45%        October, 2005      $34 per month
200 Summit Lake Drive, Valhalla, NY                     19,373           9.25%        January, 2006           25
1350 Avenue of the Americas, NY, NY                     74,631           6.52%           June, 2006           30
Landmark Square, Stamford, CT (a)                       45,090           8.02%        October, 2006           25
100 Summit Lake Drive, Valhalla, NY                     19,101           8.50%          April, 2007           15
333 Earle Ovington Blvd., Mitchel Field, NY (b)         53,864           7.72%         August, 2007           25
810 Seventh Avenue, NY, NY                              82,854           7.73%         August, 2009           25
100 Wall Street, NY, NY                                 35,904           7.73%         August, 2009           25
6900 Jericho Turnpike, Syosset, NY                       7,348           8.07%           July, 2010           25
6800 Jericho Turnpike, Syosset, NY                      13,922           8.07%           July, 2010           25
580 White Plains Road, Tarrytown, NY                    12,685           7.86%      September, 2010           25
919 Third Avenue, NY, NY (c)                           246,651          6.867%         August, 2011           30
110 Bi-County Blvd., Farmingdale, NY                     3,635          9.125%       November, 2012           20
One Orlando Center, Orlando, FL (d)                     38,366           6.82%       November, 2027           28
120 West 45th Street, NY, NY (d)                        64,263           6.82%       November, 2027           28
                                                   -----------
Total / Weighted average                           $   740,012           7.26%
                                                   ===========

------------------------

   (a)   Encompasses six Class A office properties.

   (b) The Operating Partnership has a 60% general partnership interest in this property and its proportionate share of the aggregate principal amount is approximately $32.3 million.

   (c) The Operating Partnership has a 51% membership interest in this property and its proportionate share of the aggregate principal amount is approximately $125.8 million.

   (d) Subject to interest rate adjustment on November 1, 2004 to the greater of 8.82% per annum or the yield on noncallable U.S. Treasury obligations with a term of fifteen years plus 2% per annum.

         In addition, the Operating Partnership has a 60% interest in an unconsolidated joint venture property. The Operating Partnership's pro rata share of the mortgage debt at December 31, 2002 is approximately $7.5 million. This mortgage note payable bears interest at 8.85% per annum and matures on September 1, 2005.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 2002

       Scheduled principal repayments to be made during the next five years and thereafter, for mortgage notes payable outstanding at December 31, 2002, are as follows (in thousands):

                         Scheduled principal   Due at maturity      Total
                         -------------------   ---------------      -----

         2003 ........       $  12,300           $      --        $  12,300
         2004 ........          13,169               2,616           15,785
         2005 ........          14,167              18,553           32,720
         2006 ........          13,785             129,920          143,705
         2007 ........          11,305              60,539           71,844
         Thereafter            117,389             346,269          463,658
                             ---------           ---------        ---------
                             $ 182,115           $ 557,897        $ 740,012
                             =========           =========        =========
3.    UNSECURED CREDIT FACILITY

         The Operating Partnership currently has a three year $500 million unsecured revolving credit facility (the "Credit Facility") from JPMorgan Chase Bank, as administrative agent, Wells Fargo Bank, National Association as syndication agent and Citicorp North America, Inc. and Wachovia Bank, National Association as co-documentation agents. The Credit Facility matures in December 2005, contains options for a one year extension subject to a fee of 25 basis points and, upon receiving additional lender commitments, increasing the maximum revolving credit amount to $750 million. In addition, borrowings under the Credit Facility are currently priced off LIBOR plus 90 basis points and the Credit Facility carries a facility fee of 20 basis points per annum. In the event of a change in the Operating Partnership's unsecured credit rating the interest rates and facility fee are subject to change. The outstanding borrowings under the Credit Facility were $267.0 million at December 31, 2002.

         The Credit Facility replaced the Operating Partnership's $575 million unsecured credit facility (the "Prior Facility" and together with the Credit Facility, the "Credit Facility"). As a result, certain deferred loan costs incurred in connection with the Prior Facility were written off. Such amount is reflected as an extraordinary loss on the Operating Partnership's consolidated statements of operations.

         The Operating Partnership utilizes the Credit Facility primarily to finance real estate investments, fund its real estate development activities and for working capital purposes. At December 31, 2002, the Operating Partnership had availability under the Credit Facility to borrow approximately an additional $203.0 million subject to compliance with certain financial covenants.

         The Operating Partnership capitalized interest incurred on borrowings to fund certain development projects in the amount of $8.3 million, $10.2 million and $11.5 million for the years ended December 31, 2002, 2001 and 2000, respectively.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

4.       SENIOR UNSECURED NOTES

         As of December 31, 2002, the Operating Partnership had outstanding approximately $499.3 million (net of issuance discounts) of senior unsecured notes (the "Senior Unsecured Notes"). The following table sets forth the Operating Partnership's Senior Unsecured Notes and other related disclosures by scheduled maturity date (dollars in thousands):

                    FACE
  ISSUANCE         AMOUNT    COUPON RATE    TERM             MATURITY
  --------         ------    -----------    ----             --------
March 26, 1999    $100,000      7.40%      5 years        March 15, 2004
June 17, 2002     $ 50,000      6.00%      5 years        June 15, 2007
August 27, 1997   $150,000      7.20%     10 years        August 28, 2007
March 26, 1999    $200,000      7.75%     10 years        March 15, 2009


         Interest on the Senior Unsecured Notes is payable semiannually with principal and unpaid interest due on the scheduled maturity dates. In addition, the Senior Unsecured Notes issued on March 26, 1999 and June 17, 2002 were issued at aggregate discounts of $738,000 and 267,500, respectively. Such discounts are being amortized over the term of the Senior Unsecured Notes to which they relate.

         On June 17, 2002, the Operating Partnership issued $50 million of 6.00% (6.125% effective rate) Senior Unsecured Notes. Net proceeds of approximately $49.4 million received from this issuance were used to repay outstanding borrowings under the Prior Facility.

5.       LAND LEASES AND AIR RIGHTS

         The Operating Partnership leases, pursuant to noncancellable operating leases, the land on which twelve of its buildings were constructed. The leases, which contain renewal options, expire between 2009 and 2084. The leases either contain provisions for scheduled increases in the minimum rent at specified intervals or for adjustments to rent based upon the fair market value of the underlying land or other indexes at specified intervals. Minimum ground rent is recognized on a straight-line basis over the terms of the leases. The excess of amounts recognized over amounts contractually due is approximately $3.3 million and $3.0 million at December 31, 2002 and 2001, respectively. These amounts are included in accrued expenses and other liabilities on the accompanying balance sheets.

         In addition, the Operating Partnership, through the acquisition of certain properties, is subject to two air rights lease agreements. These lease agreements have terms expiring between 2048 and 2073, including renewal options.

         Reckson Management Group, Inc. is subject to operating leases for certain of its management offices and warehouse storage space. These operating leases expire between 2003 and 2009 (see Note 8).

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

5.       LAND LEASES AND AIR RIGHTS  (CONTINUED)

         Future minimum lease commitments relating to the land leases, air rights lease agreements and operating leases during the next five years and thereafter are as follows (in thousands):

  Year ended December 31,         Land Leases    Air Rights    Operating Leases
  ----------------------------    -----------    ----------    ----------------
  2003........................      $  2,707      $   369          $ 1,368
  2004........................         2,811          379            1,313
  2005........................         2,814          379            1,359
  2006........................         2,795          379            1,407
  2007........................         2,735          379            1,455
  Thereafter..................        43,276        4,280              683
                                    --------      -------          -------
                                    $ 57,138      $ 6,165          $ 7,585
                                    ========      =======          =======


6      COMMERCIAL REAL ESTATE INVESTMENTS

       As of December 31, 2002, the Operating Partnership owned and operated 75 office properties (inclusive of eleven office properties owned through joint ventures) comprising approximately 13.6 million square feet, 101 industrial properties comprising approximately 6.7 million square feet and two retail properties comprising approximately 20,000 square feet located in the Tri-State Area.

      The Operating Partnership also owns approximately 338 acres of land in 14 separate parcels of which the Operating Partnership can develop approximately
3.2 million square feet of office space and approximately 470,000 square feet of industrial / R&D space. Included in these development parcels is 52.7 acres of land located in Valhalla, NY which the Operating Partnership acquired in April 2002 for approximately $23.8 million and which it can develop approximately 875,000 square feet of office space. The Operating Partnership currently owns and operates three buildings encompassing approximately 700,000 square feet in the same office park in which this land parcel is located. This acquisition was financed in part from the sales proceeds of an office property being held by a qualified intermediary for the purposes of an exchange of real property pursuant to Section 1031 of the Code and from an advance under the Credit Facility. The Operating Partnership is currently evaluating alternative land uses for certain of the land holdings to realize the highest economic value. These alternatives may include rezoning certain land parcels from commercial to residential for potential disposition. As of December 31, 2002, the Operating Partnership had invested approximately $121.2 million in these development projects. Management has made subjective assessments as to the value and recoverability of these investments based on current and proposed development plans, market comparable land values and alternative use values. The Operating Partnership has capitalized approximately $10.5 million for the year ended December 31, 2002 related to real estate taxes, interest and other carrying costs related to these development projects.

      During February 2003, the Operating Partnership, through Reckson Construction Group Inc., entered into a contract with an affiliate of First Data Corp. to sell a 19.3-acre parcel of land located in Melville, New York and has been retained by the purchaser to develop a build-to-suit 195,000 square foot office building for aggregate consideration of approximately $47 million. This transaction is scheduled to close during the first quarter of 2003 and construction of the aforementioned office building is scheduled to commence shortly thereafter.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

6.    COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)

      The Operating Partnership holds a $17.0 million note receivable which bears interest at 11.5% per annum and is secured by a minority partnership interest in Omni Partners, L.P., owner of the Omni, a 579,000 square foot Class A office property located in Uniondale, N.Y. (the "Omni Note"). The Operating Partnership currently owns a 60% majority partnership interest in Omni Partners, L.P. and on March 14, 2007 may exercise an option to acquire the remaining 40% interest for a price based on 90% of the fair market value of the property. The Operating Partnership also holds three other notes receivable aggregating $36.5 million which bear interest at rates ranging from 10.5% to 12% per annum and are secured in part by a minority partner's preferred unit interest in the Operating Partnership, certain interest in real property and a personal guaranty (the "Other Notes" and collectively with the Omni Note, the "Note Receivable Investments"). As of December 31, 2002, management has made subjective assessments as to the underlying security value on the Operating Partnership's Note Receivable Investments. Based on these assessments the Operating Partnership's management believes there is no impairment to the carrying value related to the Operating Partnership's Note Receivable Investments. The Operating Partnership also owns a 355,000 square foot office building in Orlando, Florida. This non-core real estate holding was acquired in May 1999 in connection with the Operating Partnership's initial New York City portfolio acquisition. This property is cross collateralized under a $103 million mortgage note payable along with one of the Operating Partnership's New York City buildings.

      The Operating Partnership also owns a 60% non-controlling interest in a 172,000 square foot office building located at 520 White Plains Road in White Plains, New York (the "520JV") which it manages. The remaining 40% interest is owned by JAH Realties L.P. Jon Halpern, the CEO and a director of HQ Global Workplaces, is a partner in JAH Realties, L.P. As of December 31, 2002, the 520JV had total assets of $21.0 million, a mortgage note payable of $12.5 million and other liabilities of $197,000. The Company's allocable share of the 520JV mortgage note payable is approximately $7.5 million. This mortgage note payable bears interest at 8.85% per annum and matures on September 1, 2005. In addition, the 520JV had total revenues of $4.2 million and $4.0 million and total expenses of $3.3 million and $3.3 million for the years ended December 31, 2002 and 2001, respectively. The operating agreement of the 520JV requires joint decisions from all members on all significant operating and capital decisions including sale of the property, refinancing of the property's mortgage debt, development and approval of leasing strategy and leasing of rentable space. As a result of the decision-making participation relative to the operations of the property, the Operating Partnership accounts for the 520JV under the equity method of accounting. The 520JV contributed approximately $648,000 and $478,000 to the Operating Partnership's equity in earnings of real estate joint ventures for the year ended December 31, 2002 and 2001, respectively.

      On August 7, 2002, the Operating Partnership sold an industrial property on Long Island aggregating approximately 32,000 square feet for approximately $1.8 million. This property was sold to the sole tenant of the property through an option contained in the tenant's lease. On August 8, 2002, the Operating Partnership sold two Class A office properties located in Westchester County, NY aggregating approximately 157,000 square feet for approximately $18.5 million. Net proceeds from these sales were used to repay borrowings under the Credit Facility and for general purposes. The Operating Partnership recorded an aggregate net gain of approximately $4.9 million as a result of these sales. In addition, in accordance with Statement No. 144, the operating results of these properties and the resulting gain on sales of real estate have been reflected as discontinued operations for all periods presented on the accompanying statements of operations.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

6.    COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)

      During September 2000, the Operating Partnership formed a joint venture (the "Tri-State JV") with Teachers Insurance and Annuity Association ("TIAA") and contributed nine Class A suburban office properties aggregating approximately 1.5 million square feet to the Tri-State JV for a 51% majority ownership interest. TIAA contributed approximately $136 million for a 49% interest in the Tri-State JV which was then distributed to the Operating Partnership. As a result, the Operating Partnership realized a gain of approximately $15.2 million. The Operating Partnership is responsible for managing the day-to-day operations and business affairs of the Tri-State JV and has substantial rights in making decisions affecting the properties such as leasing, marketing and financing. The minority member has certain rights primarily intended to protect its investment. For purposes of its financial statements the Operating Partnership consolidates the Tri-State JV.

      On December 21, 2001, the Operating Partnership formed a joint venture with the New York State Teachers' Retirement System ("NYSTRS") (the "919JV") whereby NYSTRS acquired a 49% indirect interest in the property located at 919 Third Avenue, New York, NY for $220.5 million which included $122.1 million of its proportionate share of secured mortgage debt and approximately $98.4 million of cash which was then distributed to the Operating Partnership. As a result, the Operating Partnership realized a gain of approximately $18.9 million. The Operating Partnership is responsible for managing the day-to-day operations and business affairs of the 919JV and has substantial rights in making decisions affecting the property such as developing a budget, leasing and marketing. The minority member has certain rights primarily intended to protect its investment. For purposes of its financial statements the Operating Partnership consolidates the 919JV.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

7.    PARTNERS CAPITAL

      On December 31, 2002, the Operating Partnership had issued and outstanding 9,915,313 Class B common units. The distributions from the Class B common units is subject to adjustment annually based on a formula which measures increases or decreases in the Company's Fund From Operations, as defined, over a base year. The Class B common units currently receive an annual distribution of $2.5884 per unit.

      The Class B common units are exchangeable at any time, at the option of the holder, into an equal number of Class A common units subject to customary antidilution adjustments. The Class B common units will be exchanged for an equal number of Class A common units upon the exchange, if any, by the Company of Class A common stock for Class B common stock at any time following November 23, 2003.

      The Board of Directors of the Company has authorized the purchase of up to an additional five million shares of the Company's Class A common stock and / or its Class B common stock. Under this buy-back program, the Operating Partnership purchased 368,200 Class B common units at an average price of $22.90 per Class B unit and 2,698,400 Class A common units at an average price of $21.60 per Class A unit for an aggregate purchase price for both the Class A and Class B common units of approximately $66.7 million. As a result of these purchases, annual common unit distributions will decrease by approximately $5.5 million. Previously, in conjunction with the Company's prior stock buy-back program, the Operating Partnership purchased and retired 1,410,804 Class B common units at an average price of $21.48 per Class B unit and 61,704 Class A common units at an average price of $23.03 per Class A unit for an aggregate purchase price for both the Class A and Class B common units of approximately $31.7 million.

      The Board of Directors of the Company has formed a pricing committee to consider purchases of up to $75 million of the Company's outstanding preferred securities. During October 2002, the Company purchased and retired 357,500 shares of its Series A preferred stock at $22.29 per share for approximately $8.0 million. As a result, the Operating Partnership purchased and retired an equal number of preferred units of general partnership interest from the Company and reduced annual preferred distributions by approximately $682,000.

      During the year ended December 31, 2002, approximately 11,303 preferred units of limited partnership interest, with a liquidation preference value of approximately $11.3 million, were exchanged for 451,934 Units at an average price of $24.66 per Unit. In addition, the Company increased its general partnership interest in the Operating Partnership by acquiring 666,468 outstanding Units from certain limited partners in exchange for an equal number of shares of its Class A common stock.

      During the year ended December 31, 2001, approximately 11,553 preferred units of limited partnership interest, with a liquidation preference value of approximately $11.6 million, were exchanged for 456,351 Units at an average price of $25.32 per Unit. In addition, the Company increased its general partner interest in the Operating Partnership by acquiring 660,370 outstanding Units from certain limited partners in exchange for an equal number of shares of it's Class A common stock.

      On October 16, 2000, the Company's Board of Directors announced that it adopted a Shareholder Rights Plan designed to protect its shareholders from various abusive takeover tactics, including attempts to acquire control of the Company at an inadequate price, depriving its shareholders of the full value of their investment. The Operating Partnership has adopted a similar rights plan (the "Rights Plan") which would be triggered in the event the Company's Shareholders Rights Plan is triggered. The Rights Plan was not adopted in response to any known effort to acquire control of the Operating Partnership or the Company.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

7.    PARTNERS CAPITAL (CONTINUED)

      Under the Rights Plan, each Class A common unitholder will receive a dividend of one Right for each Class A common unit owned. The Rights will be exercisable only if a person or group acquires, or announces their intent to acquire, 15% or more of the Company's Class A common stock, or announces a tender offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Company's Class A common stock. Each Right will entitle the holder to purchase one one-thousandth of a unit of a new series of junior participating preferred units of the Operating Partnership at an initial exercise price of $84.44.

      If any person acquires beneficial ownership of 15% or more of the outstanding shares of Class A common stock of the Company, then all Rights holders (except the acquiring person if such person is a holder of Rights) will be entitled to purchase the Operating Partnership's Class A common units at a discounted price. If the Company is acquired in a merger after such an acquisition, all Rights holders (except the acquiring person if such person is a holder of Rights) will also be entitled to purchase stock in the buyer at a discount in accordance with the Rights Plan.

      The distribution of Rights was made to Class A common unitholders of record at the close of business on October 27, 2000 and Class A common units that are newly-issued after that date (including Class A common units issued upon conversion of the outstanding Class B common units) will also carry Rights until the Rights become detached from the Class A common units. The Rights will expire at the close of business on October 13, 2010, unless earlier redeemed by the Operating Partnership. The Rights distribution is not taxable to unitholders.

      During July 1998, the Operating Partnership formed Metropolitan Partners, LLC ("Metropolitan") for the purpose of acquiring Class A office properties in New York City. In May 2001, a minority partner that owned an $85 million preferred equity investment in Metropolitan converted its preferred equity investment into 3,453,881 shares of the Company's Class A common stock based on a conversion price of $24.61 per share and the Operating Partnership issued 3,453,881 Class A common units to the Company. As a result of the minority partner's conversion of their preferred equity investment, the Operating Partnership owns 100% of Metropolitan.

      The Company has historically structured long term incentive programs ("LTIP") using restricted stock and stock loans. In July 2002, as a result of certain provisions of the Sarbanes Oxley legislation, the Company has discontinued the use of stock loans in its LTIP. In connection with LTIP grants made prior to the enactment of the Sarbanes Oxley legislation the Company made stock loans to certain executive and senior officers to purchase 1,372,393 shares of its Class A common stock at market prices ranging from $18.44 per share to $27.13 per share. The stock loans were set to bear interest at the mid-term Applicable Federal Rate and were secured by the shares purchased. Such stock loans including accrued interest vest and are ratably forgiven each year on the annual anniversary of the grant date based upon vesting periods ranging from four to ten years based on continued service and in part on attaining certain annual performance measures. These stock loans had an initial aggregate weighted average vesting period of approximately nine years. Approximately $4.5 million and $3.7 million of compensation expense was recorded for the years ended December 31, 2002 and 2001, respectively, related to these LTIP. Such amount has been included in marketing, general and administrative expenses on the accompanying consolidated statements of operations.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

7.       PARTNERS CAPITAL (CONTINUED)

         During 2002, approximately $3.9 million of stock loans made in prior years in connection with the aforementioned LTIP matured. These stock loans were secured by 155,418 shares of Class A common stock which were issued at prices ranging from $22.50 per share to $27.13 per share. As a result of the Company discontinuing the use of stock loans as part of its LTIP, the stock loans were satisfied with restricted stock held by the Company which secured the stock loans. The aggregate market value of these shares on the maturity dates of the stock loans was approximately $3.4 million. The aggregate difference between the market value of these shares and the carrying value of the stock loans was recorded as a loss on the accompanying consolidated statements of operations. The 155,418 shares of Class A common stock were subsequently retired by the Company and the related Units were cancelled by the Operating Partnership.

         The outstanding stock loan balances due from the Company's executive and senior officers aggregated approximately $17.0 million and $24.3 million at December 31, 2002 and 2001, respectively, and have been included as a reduction of additional paid in capital on the accompanying consolidated statements of partners' capital. The Company has other outstanding loans to its executive and senior officers amounting to approximately $1.0 million at December 31, 2002 and 2001, related to life insurance contracts and approximately $1.0 million and $.9 million at December 31, 2002 and 2001, respectively, primarily related to tax payment advances on a stock compensation award made to a non-executive officer.

         In November 2002, the Company granted rights to 190,524 shares of its Class A common stock to certain executive officers. These shares vest ratably over a four-year period and will be issued in ratable installments on each anniversary date of the grant as compensation to the executive officer.

         Effective January 2003, the Company established a new LTIP for its executive and senior officers. The four year plan has a core component which provides for annual stock based compensation based upon continued service and in part based on attaining certain annual performance measures. The plan has a special long-term component which provides for compensation to be earned at the end of a four year period if the Company attains certain four year cumulative performance measures. Amounts earned under the special long-term component may be paid in cash or stock at the discretion of the Compensation Committee of the Board. Performance measures are based on total shareholder returns on a relative and absolute basis.

         The Operating Partnership issues additional units to the Company, and thereby increases the Company's general partnership interest in the Operating Partnership, with terms similar to the terms of any securities (i.e.: common stock or preferred stock) issued by the Company (including any securities issued by the Company upon the exercise of stock options). Any consideration received by the Company in respect of the issuance of its securities is contributed to the Operating Partnership. In addition, the Operating Partnership or a subsidiary, funds the compensation of personnel, including any amounts payable under the Company's LTIP.

         As of December 31, 2002, the Company had approximately 5.2 million shares of its Class A common stock reserved for issuance under its stock option plans, in certain cases subject to vesting terms, at a weighted average exercise price of $23.42 per option. In addition, the Company has approximately 1.7 million shares of its Class A common stock reserved for future issuance under its stock option plans.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

8.    RELATED PARTY TRANSACTIONS

      In connection with the Company's initial public offering ("IPO"), the Operating Partnership was granted ten year options to acquire ten properties (the "Option Properties") which are either owned by certain Rechler family members who are also executive officers of the Company, or in which the Rechler family members own a non-controlling minority interest at a price based upon an agreed upon formula. In years prior to 2001, one Option Property was sold by the Rechler family members to a third party and four of the Option Properties were acquired by the Operating Partnership for an aggregate purchase price of approximately $35 million, which included the issuance of approximately 475,000 Units valued at approximately $8.8 million. Currently, certain Rechler family members retain their equity interests in the five remaining Option Properties (the "Remaining Option Properties") which were not contributed to the Operating Partnership as part of the IPO. Such options provide the Operating Partnership the right to acquire fee interest in two of the Remaining Option Properties and the Rechlers' minority interests in three Remaining Option Properties. The Independent Directors of the Company are currently reviewing whether the Company should exercise one or more of the options relating to the Remaining Option Properties.

      The Operating Partnership conducts its management, leasing and construction related services through the Company's taxable REIT subsidiaries as defined by the Internal Revenue Code of 1986 (the "Code"). These services are currently provided by Reckson Management Group, Inc., RANY Management Group, Inc., Reckson Construction Group New York, Inc. and Reckson Construction Group, Inc. (collectively, the "Service Companies") in which, as of September 30, 2002, the Operating Partnership owned a 97% non-controlling interest. An entity which is substantially owned by certain Rechler family members who are also executive officers of the Company owned a 3% controlling interest in the Service Companies. In order to minimize the potential for corporate conflicts of interests which became possible as a result of changes to the Code that permit REIT's to own 100% of taxable REIT subsidiaries, the Independent Directors of the Company approved the purchase by the Operating Partnership of the remaining 3% interest in the Service Companies. On October 1, 2002, the Operating Partnership acquired such 3% interests in the Service Companies for an aggregate purchase price of approximately $122,000. Such amount was less than the total amount of capital contributed to the Service Companies by the Rechler family members. As a result of the acquisition of the remaining interests in the Service Companies, the Operating Partnership commenced consolidating the operations of the Service Companies. During 2002, Reckson Construction Group, Inc. billed approximately $144,000 of market rate services and Reckson Management Group, Inc. billed approximately $313,000 of market rate management fees to the Remaining Option Properties. In addition, for the year ended December 31, 2002, Reckson Construction Group, Inc. performed market rate services, aggregating approximately $322,000 for a property in which certain executive officers maintain an equity interest.

      Reckson Management Group, Inc. leases 43,713 square feet of office and storage space at a Remaining Option Property for its corporate offices located in Melville, New York at an annual base rent of approximately $1.2 million. Reckson Management Group, Inc. also leases 10,722 square feet of warehouse space used for equipment, materials and inventory storage at a Remaining Option Property located in Deer Park, New York at an annual base rent of approximately $75,000.

      A company affiliated with an Independent Director of the Company leases 15,566 square feet in a property owned by the Operating Partnership at an annual base rent of approximately $431,500. Reckson Strategic Venture Partners, LLC ("RSVP") leases 5,144 square feet in one of the Operating Partnership's joint venture properties at an annual base rent of approximately $176,000.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

8.    RELATED PARTY TRANSACTIONS (CONTINUED)

      During 1997, the Company formed FrontLine Capital Group, formerly Reckson Service Industries, Inc. ("FrontLine") and RSVP. RSVP is a real estate venture capital fund which invests primarily in real estate and real estate operating companies outside the Operating Partnership's core office and industrial focus and whose common equity is held indirectly by FrontLine. In connection with the formation and spin-off of FrontLine, the Operating Partnership established an unsecured credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine to use in its investment activities, operations and other general corporate purposes. The Operating Partnership advanced approximately $93.4 million under the FrontLine Facility. The Operating Partnership also approved the funding of investments of up to $100 million relating to RSVP (the "RSVP Commitment"), through RSVP-controlled joint ventures (for REIT-qualified investments) or advances made to FrontLine under an unsecured loan facility (the "RSVP Facility") having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility hereafter, the "FrontLine Loans"). During March 2001, the Operating Partnership increased the RSVP Commitment to $110 million and as of December 31, 2002, approximately $109.1 million had been funded through the RSVP Commitment, of which $59.8 million represents investments by the Operating Partnership in RSVP-controlled (REIT-qualified) joint ventures and $49.3 million represents loans made to FrontLine under the RSVP Facility. As of December 31, 2002, interest accrued (net of reserves) under the FrontLine Facility and the RSVP Facility was approximately $19.6 million. RSVP retained the services of two managing directors to manage RSVP's day-to-day operations. Prior to the spin off of Frontline, the Company guaranteed certain salary provisions of their employment agreements with RSVP Holdings, LLC, RSVP's common member. The term of these employment agreements is seven years commencing March 5, 1998, provided however, that the term may be earlier terminated after five years upon certain circumstances. The salary for each managing director is $1 million in the first five years and $1.6 million in years six and seven.

      At June 30, 2001, the Company assessed the recoverability of the FrontLine Loans and reserved approximately $3.5 million of the interest accrued during the three-month period then ended. In addition, the Company formed a committee of its Board of Directors, comprised solely of independent directors, to consider any actions to be taken by the Company in connection with the FrontLine Loans and its investments in joint ventures with RSVP. During the third quarter of 2001, the Company noted a significant deterioration in FrontLine's operations and financial condition and, based on its assessment of value and recoverability and considering the findings and recommendations of the committee and its financial advisor, the Company recorded a $163 million valuation reserve charge, inclusive of anticipated costs, in its consolidated statements of operations relating to its investments in the FrontLine Loans and joint ventures with RSVP. The Operating Partnership has discontinued the accrual of interest income with respect to the FrontLine Loans. The Operating Partnership has also reserved against its share of GAAP equity in earnings from the RSVP controlled joint ventures funded through the RSVP Commitment until such income is realized through cash distributions. If the RSVP-controlled joint ventures reported losses, the Operating Partnership would record its proportionate share of such losses.

      At December 31, 2001, the Operating Partnership, pursuant to Section 166 of the Code, charged off for tax purposes $70 million of the aforementioned reserve directly related to the FrontLine Facility, including accrued interest. On February 14, 2002, the Operating Partnership charged off for tax purposes an additional $38 million of the reserve directly related to the FrontLine Facility, including accrued interest, and $47 million of the reserve directly related to the RSVP Facility, including accrued interest.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

8.    RELATED PARTY TRANSACTIONS (CONTINUED)

      FrontLine is in default under the FrontLine Loans from the Operating Partnership and on June 12, 2002, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

      As a result of the foregoing, the net carrying value of the Operating Partnership's investments in the FrontLine Loans and joint venture investments with RSVP, inclusive of the Operating Partnership's share of previously accrued GAAP equity in earnings on those investments, is approximately $65 million which was reassessed with no change by management as of December 31, 2002. Such amount has been reflected in investments in service companies and affiliate loans and joint ventures on the Operating Partnership's consolidated balance sheet. The common and preferred members of RSVP are currently in dispute over certain provisions of the RSVP operating agreement. The members are currently negotiating to restructure the RSVP operating agreement to settle the dispute. There can be no assurances that the members will successfully negotiate a settlement.

      Both the FrontLine Facility and the RSVP Facility terminate on June 15, 2003, are unsecured and advances thereunder are recourse obligations of FrontLine. Notwithstanding the valuation reserve, under the terms of the credit facilities, interest accrued on the FrontLine Loans at a rate equal to the greater of (a) the prime rate plus two percent and (b) 12% per annum, with the rate on amounts that were outstanding for more than one year increasing annually at a rate of four percent of the prior year's rate. In March 2001, the credit facilities were amended to provide that (i) interest is payable only at maturity and (ii) the Company may transfer all or any portion of its rights or obligations under the credit facilities to its affiliates. The Company requested these changes as a result of changes in REIT tax laws. As a result of FrontLine's default under the FrontLine Loans, interest on borrowings thereunder accrue at default rates ranging between 13% and 14.5% per annum.

      Scott H. Rechler, who serves as Co-Chief Executive Officer and a director of the Company, serves as CEO and Chairman of the Board of Directors of FrontLine.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

9.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         In accordance with FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments", management has made the following disclosures of estimated fair value at December 31, 2002 as required by FASB Statement No. 107.

         Cash equivalents, accounts receivable, accounts payable and accrued expenses and variable rate debt are carried at amounts which reasonably approximate their fair values.

         The fair value of the Operating Partnership's long-term debt, mortgage notes and notes receivable is estimated based on discounting future cash flows at interest rates that management believes reflects the risks associated with long-term debt, mortgage notes and notes receivable of similar risk and duration. At December 31, 2002, the estimated aggregate fair value of the Operating Partnership's mortgage notes and notes receivable exceeded their carrying value by approximately $1.2 million and the aggregate fair value of the Operating Partnership's long term debt exceeded its carrying value by approximately $20.3 million.

         Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and / or estimation methodologies may have a material effect on the estimated fair value amounts.

10.      RENTAL INCOME

         The Operating Partnership's office and industrial / R&D properties are being leased to tenants under operating leases. The minimum rental amount due under certain leases are generally either subject to scheduled fixed increases or indexed escalations. In addition, the leases generally also require that the tenants reimburse the Operating Partnership for increases in certain operating costs and real estate taxes above base year costs.

         Expected future minimum rents to be received over the next five years and thereafter from leases in effect at December 31, 2002 are as follows (in thousands):

            2003......................................       $  409,143
            2004......................................          395,029
            2005......................................          355,969
            2006......................................          309,136
            2007......................................          267,376
            Thereafter................................        1,291,328
                                                            -----------
                                                            $ 3,027,981
                                                            ===========

         Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balances sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets.

         During the year ended December 31, 2002, the Operating Partnership incurred approximately $6.3 million of bad debt expense related to tenant receivables and deferred rents receivable which accordingly reduced total operating revenues on the accompanying statements of operations.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

11.      SEGMENT DISCLOSURE

         The Operating Partnership's portfolio consists of Class A office properties located within the New York City metropolitan area and Class A suburban office and industrial properties located and operated within the Tri-State Area (the "Core Portfolio"). The Operating Partnership's portfolio also includes one office property located in Orlando, Florida. The Operating Partnership has Managing Directors who report directly to the Company's Co-Presidents and Chief Financial Officer who have been identified as the Chief Operating Decision Makers because of their final authority over resource allocation, decisions and performance assessment.

         The Operating Partnership does not consider (i) interest incurred on its Credit Facility and Senior Unsecured Notes, (ii) the operating performance of the office property located in Orlando, Florida, (iii) the operating performance of those properties reflected as discontinued operations on the Operating Partnership's consolidated statements of operations and (iv) the operating results of the Service Companies as part of its Core Portfolio's property operating performance for purposes of its component disclosure set forth below.

         The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

         The following tables set forth the components of the Operating Partnership's revenues and expenses and other related disclosures, as required by Statement 131, for the years ended December 31 (in thousands):

                                                                          2002
                                                     ------------------------------------------------
                                                     Core Portfolio      Other   CONSOLIDATED TOTALS
                                                     --------------   ---------- --------------------
REVENUES:
Base rents, tenant escalations and reimbursements ..   $  442,485     $    8,264      $  450,749
Other income .......................................          380          6,940           7,320
                                                       ----------     ----------      ----------
Total Revenues .....................................      442,865         15,204         458,069
                                                       ----------     ----------      ----------
EXPENSES:
Property expenses ..................................      158,713          4,318         163,031
Marketing, general and administrative ..............       16,322         12,892          29,214
Interest ...........................................       44,028         36,678          80,706
Depreciation and amortization ......................       94,167          8,277         102,444
                                                       ----------     ----------      ----------
Total Expenses .....................................      313,230         62,165         375,395
                                                       ----------     ----------      ----------
Income (loss) before preferred distributions,
  minority interests, equity in earnings of real
  estate joint ventures and service companies, gain
  on sales of real estate, discontinued operations
  and extraordinary loss ...........................   $  129,635     $  (46,961)     $   82,674
                                                       ==========     ==========      ==========
Total assets .......................................   $2,488,863     $  423,189      $2,912,052
                                                       ==========     ==========      ==========


                                                                          2001
                                                     ------------------------------------------------
                                                     Core Portfolio      Other   CONSOLIDATED TOTALS
                                                     --------------   ---------- --------------------
REVENUES:
Base rents, tenant escalations and reimbursements ..   $  438,307     $    9,256      $  447,563
reimbursements
Other income .......................................        4,133         16,109          20,242
                                                       ----------     ----------      ----------
Total Revenues .....................................      442,440         25,365         467,805
                                                       ----------     ----------      ----------
EXPENSES:
Property expenses ..................................      153,043          2,934         155,977
Marketing, general and administrative ..............       18,155          6,134          24,289
Interest ...........................................       38,047         41,679          79,726
Depreciation and amortization ......................       84,550          7,628          92,178
                                                       ----------     ----------      ----------
Total Expenses .....................................      293,795         58,375         352,170
                                                       ----------     ----------      ----------
Income (loss) before preferred distributions,
  minority interests, valuation reserves, equity
  in earnings of real estate joint ventures
  and service companies, gain on sales of real estate,
  discontinued operations and extraordinary loss ...   $  148,645     $  (33,010)     $  115,635
                                                       ==========     ==========      ==========
Total assets .......................................   $2,569,774     $  429,008      $2,998,782
                                                       ==========     ==========      ==========

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

                                                                          2000
                                                     ------------------------------------------------
                                                     Core Portfolio      Other   CONSOLIDATED TOTALS
                                                     --------------   ---------- --------------------

REVENUES:
Base rents, tenant escalations and reimbursements ..   $  398,562     $    9,751      $  408,313
Other income .......................................          473         33,576          34,049
                                                       ----------     ----------      ----------
Total Revenues .....................................      399,035         43,327         442,362
                                                       ----------     ----------      ----------
EXPENSES:
Property expenses ..................................      144,011          2,526         146,537
Marketing, general and administrative ..............       18,317          4,615          22,932
Interest ...........................................       22,317         55,872          78,189
Depreciation and amortization ......................       75,778          8,146          83,924
                                                       ----------     ----------      ----------
Total Expenses .....................................      260,423         71,159         331,582
                                                       ----------     ----------      ----------
Income (loss) before preferred distributions,
  minority interests, equity in earnings of real
  estate joint ventures and service companies, gain
  on sales of  real estate, discontinued operations
  and extraordinary loss ...........................   $  138,612     $  (27,832)     $  110,780
                                                       ==========     ==========      ==========

Total assets .......................................   $2,407,363     $  592,431      $2,999,794
                                                       ==========     ==========      ==========

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

12. NON-CASH INVESTING AND FINANCING ACTIVITIES

    Additional supplement disclosures of non-cash inveseting and financing activities are as follows:

    On May 31, 2001, Metropolitan's minority partner, at its election, converted its preferred equity investment into 3,453,881 shares of the Company's Class A common stock based on a conversion price of $24.61 per share. As a result, the Operating Partnership issued 3,453,881 Class A common units to the Company.

    On December 21, 2001, in connection with the sale of a 49% indirect interest in the property located at 919 Third Avenue, New York, NY, the Operating Partnership's share of secured mortgage debt was reduced by approximately $122.1 million.

    During the year ended December 31, 2001, approximately 11,553 preferred units of limited partnership interest, with a liquidation preference value of approximately $11.6 million, were exchanged for 456,351 Units at an average price of $25.32 per Unit. In addition, the Company increased its general partnership interest in the Operating Partnership by acquiring 660,370 outstanding Units from certain limited partners in exchange for an equal number of shares of its Class A common stock.

    During the year ended December 31, 2002, approximately 11,303 preferred units of limited partnership interest, with a liquidation preference value of approximately $11.3 million, were exchanged for 451,934 Units at an average price of $24.66 per Unit. In addition, the Company increased its general partnership interest in the Operating Partnership by acquiring 666,468 outstanding Units from certain limited partners in exchange for an equal number of shares of its Class A common stock.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

13. COMMITMENTS AND CONTINGENCIES

    The Operating Partnership had outstanding undrawn letters of credit against its Credit Facility of approximately $1.0 million and $37.4 million at December 31, 2002 and 2001, respectively.

    HQ Global Workplaces, Inc. ("HQ"), one of the largest providers of flexible officing solutions in the world and which is controlled by FrontLine, currently operates nine (formerly eleven) executive office centers in the Operating Partnership's properties, three of which are held through joint ventures. The leases under which these office centers operate expire between 2008 and 2011, encompass approximately 202,000 square feet and have current contractual annual base rents of approximately $6.1 million. On March 13, 2002, as a result of experiencing financial difficulties, HQ voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Subsequent to HQ filing for bankruptcy protection it defaulted under their leases with the Operating Partnership. Further, effective March 13, 2002, the Bankruptcy Court granted HQ's petition to reject two of its leases with the Operating Partnership. The two rejected leases aggregated approximately 23,900 square feet and provided for contractual base rents of approximately $548,000 for the 2002 calendar year. Commencing April 1, 2002 and pursuant to the bankruptcy filing, HQ has been paying current rental charges under its leases with the Operating Partnership, other than under the two rejected leases. The Operating Partnership is in negotiation to restructure four of the leases and leave the terms of the remaining five leases unchanged. All negotiations with HQ are conducted through a committee designated by the Company's Board and chaired by an independent director. There can be no assurance as to whether any deal will be consummated with HQ or if HQ will affirm or reject any or all of its remaining leases with the Operating Partnership. As a result of the foregoing, the Operating Partnership has reserved approximately $550,000 (net of minority partners' interests and including the Operating Partnership's share of unconsolidated joint venture interest), or 74%, of the amounts due from HQ as of December 31, 2002. Scott H. Rechler serves as non-executive Chairman of the Board of HQ and Jon Halpern is the Chief Executive Officer and a director of HQ.

    WorldCom/MCI and its affiliates ("WorldCom"), a telecommunications company, which leased, as of December 31, 2002, approximately 527,000 square feet in thirteen of the Operating Partnership's properties located throughout the Tri-State Area voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code on July 21, 2002. The total annualized base rental revenue from these leases amounted to approximately $12.0 million, or 2.9% of the Operating Partnership's total 2002 annualized rental revenue, making it the Operating Partnership's second largest tenant based on base rental revenue earned on a consolidated basis. All of WorldCom's leases were current on base rental charges through December 31, 2002 and the Operating Partnership currently holds approximately $300,000 in security deposits relating to these leases. In February 2003, the Bankruptcy Court granted WorldCom's petition to reject three of its leases with the Operating Partnership. The three rejected leases aggregated approximately 192,000 square feet and provided for contractual base rents of approximately $4.8 million for the 2002 calendar year. The Operating Partnership is currently in negotiations to restructure the remaining WorldCom leases. There can be no assurance as to whether WorldCom will affirm or reject any or all of its remaining leases with the Operating Partnership. As a result of the foregoing, the Operating Partnership has written off approximately $1.1 million of deferred rent receivable. In addition, the Operating Partnership reserved an additional $475,000 against the deferred rents receivable representing approximately 46% of the outstanding deferred rents receivable attributable to the remaining WorldCom leases.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

13.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

      MetroMedia Fiber Network Services, Inc. ("MetroMedia"), which leased approximately 112,000 square feet in one property from the Operating Partnership, voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in May 2002. MetroMedia's lease with the Operating Partnership provided for contractual base rent of approximately $25 per square foot amounting to $2.8 million per calendar year and expired in May 2010. In July 2002, the Bankruptcy Court granted MetroMedia's petition to restructure and reduce space under its existing lease. As a result, the lease was amended to reduce MetroMedia's space by 80,357 square feet to 31,718 square feet. Annual base rent on the 31,718 square feet MetroMedia will continue to lease is $25 per square foot amounting to approximately $793,000 per annum. Further, pursuant to the Bankruptcy Court order MetroMedia is required to pay to the Operating Partnership a surrender fee of approximately $1.8 million. As a result of the foregoing, the Operating Partnership wrote-off approximately $388,000 of deferred rent receivable relating to this lease and recognized the aforementioned surrender fee.

      Arthur Andersen, LLP ("AA") leased approximately 38,000 square feet in one of the Operating Partnership's New York City buildings. AA's lease with the Operating Partnership provided for base rent of approximately $2 million on an annualized basis and expired in April 2004. AA has experienced significant financial difficulties with its business and as a result has entered into a lease termination agreement with the Operating Partnership effective November 30, 2002. In October 2002, AA paid the Operating Partnership for all base rental and other charges through November 30, 2002 and a lease termination fee of approximately $144,000. As a result of the foregoing, the Operating Partnership has written off approximately $130,000 of deferred rent receivable attributable to AA's lease.

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    As a result of Statement No.144, we are providing updated summary selected quarterly financial information, which is included below reflecting the prior period reclassification as discontinued operations of the properties classified as held for sale during 2002.

    The following summary represents the Operating Partnership's results of operations for each fiscal quarter during 2002 and 2001 (in thousands, except unit data):

                                                                                  2002
                                                    ----------------------------------------------------------------
                                                     FIRST QUARTER    SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
                                                    --------------     ------------    ------------    -------------
Total revenues ..................................   $    112,234       $    112,556    $    116,863    $    116,416
                                                    ============       ============    ============    ============
Income before distributions to preferred unit
  holders,  minority interests, equity in
  earnings of real estate joint ventures and
  service companies gain on sales of real estate,
  discontinued operations and extraordinary loss    $     24,210       $     21,403    $     18,999    $     18,062
Preferred unit distributions ....................         (5,948)            (5,767)         (5,760)         (5,648)
Minority partners' interest in  consolidated
   partnerships .................................         (5,120)            (4,813)         (4,446)         (4,351)
Equity in earnings of real estate joint ventures
  and service companies .........................            335                159             104             515
Gain on sales of real estate ....................            537                 --              --              --
Discontinued operations .........................          3,902              4,486           9,178           3,780
Extraordinary loss ..............................             --                 --              --          (2,602)
                                                    ------------       ------------    ------------    ------------
Net income allocable to common unit holders .....   $     17,916       $     15,468    $     18,075    $      9,756
                                                    ============       ============    ============    ============
Net income allocable to:
    Class A common units (a) ....................   $     14,093       $     12,211    $     14,275    $      7,707
    Class B common units (a) ....................          3,823              3,257           3,800           2,049
                                                    ------------       ------------    ------------    ------------
Total ...........................................   $     17,916       $     15,468    $     18,075    $      9,756
                                                    ============       ============    ============    ============
Net income per weighted average common unit:
    Class A common (a) ..........................   $         25       $         21    $        .25    $        .14
    Class B common (a) ..........................   $         37       $         32    $        .38    $        .21

Weighted average common units outstanding:
    Class A common ..............................     57,520,000         58,275,000      56,802,000      55,660,000
    Class B common ..............................     10,284,000         10,284,000      10,101,000       9,915,000

(a) The net income allocable to common unit holders for the first, second and third quarters as previously reported has been adjusted to record the amortization of stock loans to certain executive and senior officers of the Company and other costs incurred by the Company on behalf of the Operating Partnership. These amounts aggregated approximately $.95 million, $.94 million and $1.1 million, respectively. Such amounts also adjusted net income per weighted average common unit as follows:

                                  FIRST QUARTER   SECOND QUARTER   THIRD QUARTER
                                  -------------   --------------   -------------
      Class A common..........    $     (.01)      $     (.01)     $     (.02)
      Class B common..........    $     (.02)      $     (.02)     $     (.03)

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following summary represents the Operating Partnership's results of operations for each fiscal quarter during 2001 and 2000 (in thousands, except unit data):

                                                                                           2001
                                                             ----------------------------------------------------------------
                                                              FIRST QUARTER    SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
                                                             --------------    --------------   -------------  --------------


Total revenues ............................................   $    117,698     $   118,936    $    119,077    $    112,094
                                                              ============     ===========    ============    ============
Income before distributions to preferred unit
  holders,  minority interests, valuation
  reserves, equity in earnings of real estate
  joint ventures and service companies, gain on
  sales of real estate, discontinued operations and
  extraordinary loss ......................................   $     32,764    $     30,322    $     27,602    $     24,947
Preferred unit distributions ..............................         (6,085)         (5,928)         (5,996)         (5,968)
Minority partners' interest in
  consolidated  partnerships ..............................         (5,755)         (4,065)         (3,065)         (3,090)
Valuation reserves on investments in affiliate
  loans and joint ventures and other
  investments .............................................             --              --        (163,000)         (3,101)
Equity in earnings of real estate joint ventures
  and service companies ...................................            398             801             505             383
Gain on sales of real estate ..............................             --              --             972          19,201
Discontinued operations ...................................          3,083           2,304           2,981           2,745
Extraordinary loss ........................................             --              --          (2,898)             --
                                                              ------------    ------------    ------------    ------------
Net income (loss) allocable to common unit holders ........   $     24,405    $     23,434    $   (142,899)   $     35,117

Net income (loss) allocable to:
   Class A common units ...................................   $     18,765    $     18,535    $   (112,159)   $     27,576
   Class B common units ...................................          5,640           4,899         (30,740)          7,541
                                                              ------------    ------------    ------------    ------------
Total .....................................................   $     24,405          23,434    $   (142,899)   $     35,117
                                                              ============          ======    ============    ============
Net income (loss) per weighted average common unit:
   Class A common .........................................   $        .35    $        .34    $      (1.96)   $        .48
   Class B common.........................................    $        .55    $        .48    $      (2.99)   $        .73

Weighted average common units outstanding:
    Class A common ........................................     53,177,000      54,984,000      57,368,000      57,499,000
    Class B common ........................................     10,284,000      10,284,000      10,284,000      10,284,000

                      RECKSON OPERATING PARTNERSHIP, L. P.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

15.   SUBSEQUENT EVENTS

      On September 10, 2003, the Company announced that it had entered into agreements relating to the disposition of its Long Island industrial building portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. The transactions contemplated by the agreements were consummated on November 10 and November 12, 2003. As a result, the Company has disposed of all but three of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of Reckson Operating Partnership, L.P. valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under the Company's unsecured revolving credit facility (the "Credit Facility"). The remaining three properties, two of which are subject to transfer pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), are anticipated to close within three to six months.

      In addition, four of the five remaining options granted to the Company at the time of the Company's IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with the Company's management contracts relating to three of such properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members also extended the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and released the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, as part of the transaction, the Rechler family entity was granted rights of first refusal with respect to five vacant land parcels located near the industrial properties for a period of five years.

      On November 10, 2003, in connection with the Company's sale of its Long Island industrial building portfolio and the settlement of the employment contracts of the departing Rechler family members, the Company incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under the Company's historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $575,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million paid to the departing Rechler family members in exchange for 127,689, or 100% of their rights to receive shares of Class A common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and
(iii) with respect to two of the departing Rechler family members participating in the Company's March 2003 LTIP, each received 8,681 shares of the Company's Class A common stock related to the service component of their core award which was valued at $399,000 in the aggregate. In addition, if the Company attains its annual performance measure in March 2004, these individuals will also be entitled to each receive 26,041 shares of Class A common stock representing the balance of the annual core award as if they had remained in continuous employment with the Company. The remainder of their core awards, aggregating 208,334 shares of Class A common stock, was forfeited as was the entire amount of their special outperformance component of the March 2003 LTIP.

      In November 2003, the Company also disposed of a 181,000 square foot office property located on Long Island for approximately $24.3 million. Net proceeds from the sale were used to repay the Credit Facility.

      In accordance with the provisions of FASB Statement No. 144, the Company has separately identified and classified the assets and liabilities of the aforementioned 95 industrial properties and the office property located on Long Island on its consolidated balance sheets as held for sale. In addition, income from the operations of these properties has been reflected on the Company's consolidated statements of operations as income from discontinued operations.

      During 2003, as a result of the Disposition and in compliance with Statement No. 144, the Company has reported revenues and expenses from those properties as income from discontinued operations in 2003. The Company has revised the historical financial statements in connection with Statement No. 144 to reflect the Disposition and the sale of an office building in Long Island as discontinued operations, which had no impact on net income (loss) available to common shareholders. Statement No. 144 only impacted the presentation of these properties within the consolidated statements of operations.

                      RECKSON OPERATING PARTNERSHIP, L. P.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (IN THOUSANDS)

The changes in real estate for each of the periods in the three years ended December 31, 2002 are as follows:

                                                 2002          2001           2000
                                             -----------    -----------    -----------
Real estate balance at beginning of period   $ 2,880,879    $ 2,770,607    $ 2,208,399
Improvements / revaluations ..............        91,900        193,492        166,260
Disposal, including write-off of fully ...       (18,252)       (83,220)       (52,092)
  depreciated building improvements
Acquisitions .............................            --             --        448,040
                                             -----------    -----------    -----------
Balance at end of period .................   $ 2,954,527    $ 2,880,879    $ 2,770,607
                                             ===========    ===========    ===========


         The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, furniture and fixtures, for each of the periods in the three years ended December 31, 2002 are as follows:

                                                2002           2001           2000
                                             ---------      ---------      ---------
Balance at beginning of period ........      $ 357,112      $ 284,315      $ 215,112
Depreciation for period ...............         91,940         83,316         71,478
Disposal, including write-off of
fully depreciated building improvements         (4,023)       (10,519)        (2,275)
                                             ---------      ---------      ---------
Balance at end of period ..............      $ 445,029      $ 357,112      $ 284,315
                                             =========      =========      =========

                       RECKSON OPERATING PARTNERSHIP, L.P.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                            COLUMN B                 COLUMN C
                       --------                            --------                 --------
                                                                                  INITIAL COST
                                                                           --------------------------
                                                                                        BUILDINGS AND
                      DESCRIPTION                         ENCUMBRANCE        LAND        IMPROVEMENTS
                      -----------                         -----------        ----       -------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................          --         $ 1,940         $ 9,955
 85 Nicon Court Hauppauge, New York ..................          --             797           2,818
 104 Parkway Drive So., Hauppauge, New York ..........          --              54             804
 125 Ricefield Lane Hauppauge, New York ..............          --              13             852
 120 Ricefield Lane Hauppauge, New York ..............          --              16           1,051
 135 Ricefield Lane Hauppauge, New York ..............          --              24             906
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................          --             930 (B)      20,619
 425 Rabro Drive Hauppauge, New York .................          --             665           3,489
 600 Old Willets Path Hauppauge, New York ............          --             295           3,521
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................       2,616 (C)       1,263          13,608
 120 Wilbur Place Islip, New York ....................          --             202           1,154
 2004 Orville Drive North Islip, New York ............          --             633           4,226
 2005 Orville Drive North Islip, New York ............          --             984           5,410
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................          --             628           3,686
 30 Hub Drive Melville, New York .....................          --             469           1,571
 32 Windsor Place, Islip, New York ...................          --              32             321
 42 Windsor Place Islip, New York ....................          --              48             327
 505 Walt Whitman Rd., Huntington, New York ..........          --             140              42
 1170 Northern Blvd., N. Great Neck, New York ........          --              30              99
 50 Charles Lindbergh Blvd., Mitchel Field, New
 York ................................................          --                (A)       12,089
 200 Broadhollow Road Melville, New York .............          --             338           3,354
 48 South Service Road Melville, New York ............          --           1,652          10,245
 395 North Service Road Melville, New York ...........      19,709                (A)       15,551
 6800 Jericho Turnpike Syosset, New York .............      13,922             582           6,566
 6900 Jericho Turnpike Syosset, New York .............       7,348             385           4,228

                       COLUMN A                               COLUMN D                    COLUMN E                COLUMN F
                       --------                               --------                    --------                --------
                                                         COST CAPITALIZED,
                                                           SUBSEQUENT TO           GROSS AMOUNT AT WHICH
                                                            ACQUISITION          CARRIED AT CLOSE OF PERIOD
                                                       ----------------------  -----------------------------
                                                               BUILDINGS AND           BUILDINGS AND             ACCUMULATED
                      DESCRIPTION                       LAND    IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL   DEPRECIATION
                      -----------                       ----  ---------------   ----   -------------    -----   ------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................  173        14,258      2,113       24,213      26,326      16,514
 85 Nicon Court Hauppauge, New York ..................   --           243        797        3,061       3,858         684
 104 Parkway Drive So., Hauppauge, New York ..........   --           236         54        1,040       1,094         232
 125 Ricefield Lane Hauppauge, New York ..............   --           332         13        1,184       1,197         425
 120 Ricefield Lane Hauppauge, New York ..............   --           422         16        1,473       1,489         320
 135 Ricefield Lane Hauppauge, New York ..............   --           473         24        1,379       1,403         529
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................   --         4,011        930       24,630      25,560       5,385
 425 Rabro Drive Hauppauge, New York .................   --           398        665        3,887       4,552         732
 600 Old Willets Path Hauppauge, New York ............   --           727        295        4,248       4,543         788
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................   --        11,814      1,263       25,422      26,685      17,794
 120 Wilbur Place Islip, New York ....................    8           247        210        1,401       1,611         234
 2004 Orville Drive North Islip, New York ............   --         1,431        633        5,657       6,290       1,689
 2005 Orville Drive North Islip, New York ............   --         1,176        984        6,586       7,570       1,071
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................   --         2,848        628        6,534       7,162       5,264
 30 Hub Drive Melville, New York .....................   --           324        469        1,895       2,364         525
 32 Windsor Place, Islip, New York ...................   --            46         32          367         399         367
 42 Windsor Place Islip, New York ....................   --           700         48        1,027       1,075         857
 505 Walt Whitman Rd., Huntington, New York ..........   --            59        140          101         241          88
 1170 Northern Blvd., N. Great Neck, New York ........   --           187         30          286         316         133
 50 Charles Lindbergh Blvd., Mitchel Field, New
 York ................................................   --         5,973          0       18,062      18,062      11,458
 200 Broadhollow Road Melville, New York .............   --         3,562        338        6,916       7,254       4,726
 48 South Service Road Melville, New York ............   --         5,611      1,652       15,856      17,508       9,189
 395 North Service Road Melville, New York ...........   --         7,575          0       23,126      23,126      13,405
 6800 Jericho Turnpike Syosset, New York .............   --        10,092        582       16,658      17,240      11,083
 6900 Jericho Turnpike Syosset, New York .............   --         3,931        385        8,159       8,544       5,035

                       COLUMN A                           COLUMN G      COLUMN H     COLUMN I
                       --------                           --------      --------     --------
                                                                                   LIFE ON WHICH
                                                           DATE OF        DATE     DEPRECIATION
                      DESCRIPTION                       CONSTRUCTION    ACQUIRED    IS COMPUTED
                      -----------                       ------------   ---------  --------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................    1961-1979    1961-1979  10 - 30 Years
 85 Nicon Court Hauppauge, New York ..................         1984         1995  10 - 30 Years
 104 Parkway Drive So., Hauppauge, New York ..........         1985         1996  10 - 30 Years
 125 Ricefield Lane Hauppauge, New York ..............         1973         1996  10 - 30 Years
 120 Ricefield Lane Hauppauge, New York ..............         1983         1996  10 - 30 Years
 135 Ricefield Lane Hauppauge, New York ..............         1981         1996  10 - 30 Years
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................    1974-1982         1997  10 - 30 Years
 425 Rabro Drive Hauppauge, New York .................         1980         1997  10 - 30 Years
 600 Old Willets Path Hauppauge, New York ............         1999         1999  10 - 30 Years
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................    1970-1988    1970-1988  10 - 30 Years
 120 Wilbur Place Islip, New York ....................         1972         1998  10 - 30 Years
 2004 Orville Drive North Islip, New York ............         1998         1996  10 - 30 Years
 2005 Orville Drive North Islip, New York ............         1999         1996  10 - 30 Years
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................    1975-1979    1975-1979  10 - 30 Years
 30 Hub Drive Melville, New York .....................         1976         1996  10 - 30 Years
 32 Windsor Place, Islip, New York ...................         1971         1971  10 - 30 Years
 42 Windsor Place Islip, New York ....................         1972         1972  10 - 30 Years
 505 Walt Whitman Rd., Huntington, New York ..........         1950         1968  10 - 30 Years
 1170 Northern Blvd., N. Great Neck, New York ........         1947         1962  10 - 30 Years
 50 Charles Lindbergh Blvd., Mitchel Field, New
 York ................................................         1984         1984  10 - 30 Years
 200 Broadhollow Road Melville, New York .............         1981         1981  10 - 30 Years
 48 South Service Road Melville, New York ............         1986         1986  10 - 30 Years
 395 North Service Road Melville, New York ...........         1988         1988  10 - 30 Years
 6800 Jericho Turnpike Syosset, New York .............         1977         1978  10 - 30 Years
 6900 Jericho Turnpike Syosset, New York .............         1982         1982  10 - 30 Years

                                                                       Continued

                       RECKSON OPERATING PARTNERSHIP, L.P.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                           COLUMN B              COLUMN C
                       --------                           --------              --------
                                                                                INITIAL COST
                                                                        --------------------------
                                                                                     BUILDINGS AND
                      DESCRIPTION                       ENCUMBRANCE       LAND        IMPROVEMENTS
                      -----------                       -----------       ----       -------------
300 Motor Parkway Hauppauge, New York ................         --          276            1,136
88 Duryea Road Melville, New York ....................         --          200            1,565
210 Blydenburgh Road Islandia, New York ..............         --           11              158
208 Blydenburgh Road Islandia, New York ..............         --           12              192
71 Hoffman Lane Islandia, New York ...................         --           19              260
933 Motor Parkway Hauppauge, New York ................         --          106              375
85 South Service Road Plainview, New York ............         --           24              145
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................     53,864             (A)        67,221
135 Fell Court Islip, New York .......................         --          462            1,265
40 Cragwood Road South Plainfield, New Jersey ........         --          725            7,131
110 Marcus Drive Huntington, New York ................         --          390            1,499
333 East Shore Road Great Neck, New York .............         --             (A)           564
310 East Shore Road Great Neck, New York .............         --          485            2,009
70 Schmitt Blvd. Farmingdale, New York ...............         --          727            3,408
19 Nicholas Drive Yaphank, New York ..................         --          160            7,399
1516 Motor Parkway Hauppauge, New York ...............         --          603            6,722
35 Pinelawn Road Melville, New York ..................         --          999            7,073
520 Broadhollow Road Melville, New York ..............         --          457            5,572
1660 Walt Whitman Road Melville, New York ............         --          370            5,072
70 Maxess Road Melville, New York ....................         --          367            1,859
20 Melville Park Rd., Melville, New York .............         --          391            2,650
105 Price Parkway Farmingdale, New York ..............         --        2,030            6,327
48 Harbor Park Drive Port Washington, New York .......         --        1,304            2,247
60 Charles Lindbergh Mitchel Field, New York .........         --             (A)        20,800
505 White Plains Road Tarrytown, New York ............         --          210            1,332
555 White Plains Road Tarrytown, New York ............         --          712            4,133
560 White Plains Road Tarrytown, New York ............         --        1,521            8,756
580 White Plains Road Tarrytown, New York ............     12,685        2,414           14,595
660 White Plains Road Tarrytown, New York ............         --        3,929           22,640
Landmark Square Stamford, Connecticut ................     45,090        11,603          64,466

                       COLUMN A                                 COLUMN D                       COLUMN E
                       --------                                 --------                       --------
                                                           COST CAPITALIZED,
                                                             SUBSEQUENT TO             GROSS AMOUNT AT WHICH
                                                              ACQUISITION            CARRIED AT CLOSE OF PERIOD
                                                         -----------------------   -------------------------------
                                                                   BUILDINGS AND            BUILDINGS AND
                      DESCRIPTION                         LAND      IMPROVEMENTS    LAND     IMPROVEMENTS    TOTAL
                      -----------                         ----     -------------    ----    -------------    -----
300 Motor Parkway Hauppauge, New York ................    --            1,833         276        2,969        3,245
88 Duryea Road Melville, New York ....................    --              823         200        2,388        2,588
210 Blydenburgh Road Islandia, New York ..............    --              175          11          333          344
208 Blydenburgh Road Islandia, New York ..............    --              188          12          380          392
71 Hoffman Lane Islandia, New York ...................    --              206          19          466          485
933 Motor Parkway Hauppauge, New York ................    --              411         106          786          892
85 South Service Road Plainview, New York ............    --               13          24          158          182
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................    --           22,053           0       89,274       89,274
135 Fell Court Islip, New York .......................    --              273         462        1,538        2,000
40 Cragwood Road South Plainfield, New Jersey ........    --            6,034         725       13,165       13,890
110 Marcus Drive Huntington, New York ................    --              107         390        1,606        1,996
333 East Shore Road Great Neck, New York .............    --              456           0        1,020        1,020
310 East Shore Road Great Neck, New York .............    --            2,344         485        4,353        4,838
70 Schmitt Blvd. Farmingdale, New York ...............    --               33         727        3,441        4,168
19 Nicholas Drive Yaphank, New York ..................     5            6,160         165       13,559       13,724
1516 Motor Parkway Hauppauge, New York ...............    --              472         603        7,194        7,797
35 Pinelawn Road Melville, New York ..................    --            2,786         999        9,859       10,858
520 Broadhollow Road Melville, New York ..............      (1)         2,794         456        8,366        8,822
1660 Walt Whitman Road Melville, New York ............    --            1,102         370        6,174        6,544
70 Maxess Road Melville, New York ....................    95            2,957         462        4,816        5,278
20 Melville Park Rd., Melville, New York .............    --              106         391        2,756        3,147
105 Price Parkway Farmingdale, New York ..............    --              469       2,030        6,796        8,826
48 Harbor Park Drive Port Washington, New York .......    --              520       1,304        2,767        4,071
60 Charles Lindbergh Mitchel Field, New York .........    --            4,198           0       24,998       24,998
505 White Plains Road Tarrytown, New York ............    --              342         210        1,674        1,884
555 White Plains Road Tarrytown, New York ............    51            4,656         763        8,789        9,552
560 White Plains Road Tarrytown, New York ............      (1)         4,479       1,520       13,235       14,755
580 White Plains Road Tarrytown, New York ............    --            3,553       2,414       18,148       20,562
660 White Plains Road Tarrytown, New York ............    45            6,431       3,974       29,071       33,045
Landmark Square Stamford, Connecticut ................    832          31,464      12,435       95,930      108,365

                       COLUMN A                           COLUMN F       COLUMN G     COLUMN H     COLUMN I
                       --------                           --------       --------     --------     --------
                                                                                                 LIFE ON WHICH
                                                         ACCUMULATED      DATE OF       DATE     DEPRECIATION
                      DESCRIPTION                       DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
                      -----------                       ------------   ------------   --------   -------------
300 Motor Parkway Hauppauge, New York ................      1,775             1979     1979     10 - 30 Years
88 Duryea Road Melville, New York ....................      1,496             1980     1980     10 - 30 Years
210 Blydenburgh Road Islandia, New York ..............        315             1969     1969     10 - 30 Years
208 Blydenburgh Road Islandia, New York ..............        344             1969     1969     10 - 30 Years
71 Hoffman Lane Islandia, New York ...................        433             1970     1970     10 - 30 Years
933 Motor Parkway Hauppauge, New York ................        692             1973     1973     10 - 30 Years
85 South Service Road Plainview, New York ............        153             1961     1961     10 - 30 Years
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................     30,782             1990     1995     10 - 30 Years
135 Fell Court Islip, New York .......................        509             1965     1992     10 - 30 Years
40 Cragwood Road South Plainfield, New Jersey ........      8,397             1970     1983     10 - 30 Years
110 Marcus Drive Huntington, New York ................      1,310             1980     1980     10 - 30 Years
333 East Shore Road Great Neck, New York .............        700             1976     1976     10 - 30 Years
310 East Shore Road Great Neck, New York .............      2,277             1981     1981     10 - 30 Years
70 Schmitt Blvd. Farmingdale, New York ...............        845             1965     1995     10 - 30 Years
19 Nicholas Drive Yaphank, New York ..................      2,556             1989     1995     10 - 30 Years
1516 Motor Parkway Hauppauge, New York ...............      1,737             1981     1995     10 - 30 Years
35 Pinelawn Road Melville, New York ..................      2,802             1980     1995     10 - 30 Years
520 Broadhollow Road Melville, New York ..............      2,723             1978     1995     10 - 30 Years
1660 Walt Whitman Road Melville, New York ............      1,417             1980     1995     10 - 30 Years
70 Maxess Road Melville, New York ....................      1,239             1967     1995     10 - 30 Years
20 Melville Park Rd., Melville, New York .............        603             1965     1996     10 - 30 Years
105 Price Parkway Farmingdale, New York ..............      1,632             1969     1996     10 - 30 Years
48 Harbor Park Drive Port Washington, New York .......        563             1976     1996     10 - 30 Years
60 Charles Lindbergh Mitchel Field, New York .........      6,078             1989     1996     10 - 30 Years
505 White Plains Road Tarrytown, New York ............        497             1974     1996     10 - 30 Years
555 White Plains Road Tarrytown, New York ............      3,554             1972     1996     10 - 30 Years
560 White Plains Road Tarrytown, New York ............      3,606             1980     1996     10 - 30 Years
580 White Plains Road Tarrytown, New York ............      5,294             1997     1996     10 - 30 Years
660 White Plains Road Tarrytown, New York ............      7,976             1983     1996     10 - 30 Years
Landmark Square Stamford, Connecticut ................     19,337        1973-1984     1996     10 - 30 Years

                                                                       Continued

                       RECKSON OPERATING PARTNERSHIP, L.P.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                        COLUMN A                           COLUMN B                  COLUMN C
                        --------                           --------                  --------
                                                                                    INITIAL COST
                                                                            --------------------------
                                                                                         BUILDINGS AND
                      DESCRIPTION                        ENCUMBRANCE         LAND         IMPROVEMENTS
                      -----------                        -----------         ----        -------------
110 Bi -County Blvd. Farmingdale, New York ............      3,635           2,342            6,665
One Eagle Rock, East Hanover, New Jersey ..............         --             803            7,563
710 Bridgeport Avenue Shelton, Connecticut ............         --           5,405           21,620
101 JFK Expressway Short Hills, New Jersey ............         --           7,745           43,889
10 Rooney Circle West Orange, New Jersey ..............         --           1,302            4,615
Executive Hill Office Park West Orange, New Jersey              --           7,629           31,288
3 University Plaza Hackensack, New Jersey .............         --           7,894           11,846
150 Motor Parkway Hauppauge, New York .................         --           1,114           20,430
Reckson Executive Park Ryebrook, New York .............         --          18,343           55,028
University Square Princeton, New Jersey ...............         --           3,288            8,888
100 Andrews Road Hicksville, New York .................         --           2,337            1,711
80 Grasslands Elmsford, New York ......................         --           1,208            6,728
65 Marcus Drive Melville, New York ....................         --             295            1,966
100 Forge Way Rockaway, New Jersey ....................         --             315              902
200 Forge Way Rockaway, New Jersey ....................         --           1,128            3,228
300 Forge Way Rockaway, New Jersey ....................         --             376            1,075
400 Forge Way Rockaway, New Jersey ....................         --           1,142            3,267
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................         --                (A)        27,975
100 Summit Drive Valhalla, New York ...................     19,101           3,007           41,351
115/117 Stevens Avenue Valhalla, New York .............         --           1,094           22,490
200 Summit Lake Drive Valhalla, New York ..............     19,373           4,343           37,305
140 Grand Street White Plains, New York ...............         --           1,932           18,744
500 Summit Lake Drive Valhalla, New York ..............         --           7,052           37,309
99 Cherry Hill Road Parsippany, New Jersey ............         --           2,360            7,508
119 Cherry Hill Road Parsippany, New Jersey ...........         --           2,512            7,622
45 Melville Park Road Melville, New York ..............         --             355            1,487
500 Saw Mill River Road Elmsford, New York ............         --           1,542            3,796
120 W.45th Street New York, New York ..................     64,263          28,757          162,809
1255 Broad Street Clifton, New Jersey .................         --           1,329           15,869
810 7th Avenue New York, New York .....................     82,854          26,984 (A)      152,767

                        COLUMN A                                      COLUMN D                        COLUMN E
                        --------                                      --------                        --------
                                                                 COST CAPITALIZED,
                                                                   SUBSEQUENT TO               GROSS AMOUNT AT WHICH
                                                                    ACQUISITION              CARRIED AT CLOSE OF PERIOD
                                                             --------------------------   -------------------------------
                                                                          BUILDINGS AND            BUILDINGS AND
                      DESCRIPTION                             LAND         IMPROVEMENTS    LAND     IMPROVEMENTS    TOTAL
                      -----------                             ----        -------------    ----    -------------    -----
110 Bi -County Blvd. Farmingdale, New York ............          --              406       2,342        7,071        9,413
One Eagle Rock, East Hanover, New Jersey ..............          --            3,151         803       10,714       11,517
710 Bridgeport Avenue Shelton, Connecticut ............           7              946       5,412       22,566       27,978
101 JFK Expressway Short Hills, New Jersey ............      (3,098)         (16,116)      4,647       27,773       32,420
10 Rooney Circle West Orange, New Jersey ..............           1            1,002       1,303        5,617        6,920
Executive Hill Office Park West Orange, New Jersey                4            2,778       7,633       34,066       41,699
3 University Plaza Hackensack, New Jersey .............          --            2,684       7,894       14,530       22,424
150 Motor Parkway Hauppauge, New York .................          --            3,479       1,114       23,909       25,023
Reckson Executive Park Ryebrook, New York .............          --            4,550      18,343       59,578       77,921
University Square Princeton, New Jersey ...............            (1)         1,694       3,287       10,582       13,869
100 Andrews Road Hicksville, New York .................         151            5,742       2,488        7,453        9,941
80 Grasslands Elmsford, New York ......................          --              606       1,208        7,334        8,542
65 Marcus Drive Melville, New York ....................          56              954         351        2,920        3,271
100 Forge Way Rockaway, New Jersey ....................          --               98         315        1,000        1,315
200 Forge Way Rockaway, New Jersey ....................          --              483       1,128        3,711        4,839
300 Forge Way Rockaway, New Jersey ....................          --              254         376        1,329        1,705
400 Forge Way Rockaway, New Jersey ....................          --              187       1,142        3,454        4,596
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................          --            4,292           0       32,267       32,267
100 Summit Drive Valhalla, New York ...................          --            4,879       3,007       46,230       49,237
115/117 Stevens Avenue Valhalla, New York .............          --            1,911       1,094       24,401       25,495
200 Summit Lake Drive Valhalla, New York ..............          --            4,010       4,343       41,315       45,658
140 Grand Street White Plains, New York ...............            (1)           300       1,931       19,044       20,975
500 Summit Lake Drive Valhalla, New York ..............          --            7,837       7,052       45,146       52,198
99 Cherry Hill Road Parsippany, New Jersey ............           5            1,330       2,365        8,838       11,203
119 Cherry Hill Road Parsippany, New Jersey ...........           6            1,097       2,518        8,719       11,237
45 Melville Park Road Melville, New York ..............            (1)         1,825         354        3,312        3,666
500 Saw Mill River Road Elmsford, New York ............          --              205       1,542        4,001        5,543
120 W.45th Street New York, New York ..................       7,721 (D)        3,756      36,478      166,565      203,043
1255 Broad Street Clifton, New Jersey .................          --            4,077       1,329       19,946       21,275
810 7th Avenue New York, New York .....................         117           13,920      27,101      166,687      193,788

                        COLUMN A                           COLUMN F       COLUMN G     COLUMN H     COLUMN I
                        --------                           --------       --------     --------     --------
                                                                                                  LIFE ON WHICH
                                                          ACCUMULATED      DATE OF       DATE     DEPRECIATION
                      DESCRIPTION                        DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
                      -----------                        ------------   ------------   --------   -------------
110 Bi -County Blvd. Farmingdale, New York ............      1,508             1984     1997     10 - 30 Years
One Eagle Rock, East Hanover, New Jersey ..............      3,087             1986     1997     10 - 30 Years
710 Bridgeport Avenue Shelton, Connecticut ............      4,493        1971-1979     1997     10 - 30 Years
101 JFK Expressway Short Hills, New Jersey ............      5,132             1981     1997     10 - 30 Years
10 Rooney Circle West Orange, New Jersey ..............      1,096             1971     1997     10 - 30 Years
Executive Hill Office Park West Orange, New Jersey           6,337        1978-1984     1997     10 - 30 Years
3 University Plaza Hackensack, New Jersey .............      3,136             1985     1997     10 - 30 Years
150 Motor Parkway Hauppauge, New York .................      5,028             1984     1997     10 - 30 Years
Reckson Executive Park Ryebrook, New York .............     10,587        1983-1986     1997     10 - 30 Years
University Square Princeton, New Jersey ...............      1,774             1987     1997     10 - 30 Years
100 Andrews Road Hicksville, New York .................      1,897             1954     1996     10 - 30 Years
80 Grasslands Elmsford, New York ......................      1,389        1989/1964     1997     10 - 30 Years
65 Marcus Drive Melville, New York ....................        724             1968     1996     10 - 30 Years
100 Forge Way Rockaway, New Jersey ....................        190             1986     1998     10 - 30 Years
200 Forge Way Rockaway, New Jersey ....................        630             1989     1998     10 - 30 Years
300 Forge Way Rockaway, New Jersey ....................        328             1989     1998     10 - 30 Years
400 Forge Way Rockaway, New Jersey ....................        580             1989     1998     10 - 30 Years
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................      7,035             1981     1998     10 - 30 Years
100 Summit Drive Valhalla, New York ...................      8,114             1988     1998     10 - 30 Years
115/117 Stevens Avenue Valhalla, New York .............      3,928             1984     1998     10 - 30 Years
200 Summit Lake Drive Valhalla, New York ..............      6,718             1990     1998     10 - 30 Years
140 Grand Street White Plains, New York ...............      3,078             1991     1998     10 - 30 Years
500 Summit Lake Drive Valhalla, New York ..............      7,159             1986     1998     10 - 30 Years
99 Cherry Hill Road Parsippany, New Jersey ............      1,340             1982     1998     10 - 30 Years
119 Cherry Hill Road Parsippany, New Jersey ...........      1,425             1982     1998     10 - 30 Years
45 Melville Park Road Melville, New York ..............        763             1998     1998     10 - 30 Years
500 Saw Mill River Road Elmsford, New York ............        670             1968     1998     10 - 30 Years
120 W.45th Street New York, New York ..................     20,103             1998     1999     10 - 30 Years
1255 Broad Street Clifton, New Jersey .................      2,922             1999     1999     10 - 30 Years
810 7th Avenue New York, New York .....................     20,037             1970     1999     10 - 30 Years

                                                                       Continued

                       RECKSON OPERATING PARTNERSHIP, L.P.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                          COLUMN B                COLUMN C
                       --------                          --------                --------
                                                                               INITIAL COST
                                                                        -----------------------------
                                                                                        BUILDINGS AND
                     DESCRIPTION                       ENCUMBRANCE         LAND          IMPROVEMENTS
                     -----------                       -----------         ----         -------------
120 Mineola Blvd. Mineola, New York .................          --            1,869            10,603
100 Wall Street New York, New York ..................      35,904           11,749            66,517
One Orlando Orlando, Florida ........................      38,366            9,386            51,136
1350 Avenue of the Americas New York, New York             74,631           19,222           109,168
919 3rd. Avenue New York, New York ..................     246,651          101,644 (A)       205,736
538 Broadhollow Road Melville, New York .............          --            3,900            21,413
360 Hamilton Avenue White Plains, New York ..........          --            2,838            34,606
492 River Road Nutley, New Jersey ...................          --            2,615             5,102
275 Broadhollow Road Melville, New York .............          --            3,850            12,958
400 Garden City Plaza Garden City, New York .........          --            9,081            17,004
90 Merrick Avenue East Meadow, New York .............          --                 (A)         23,804
120 White Plains Road Tarrytown, New York ...........          --            3,852            24,861
100 White Plains Road Tarrytown, New York ...........          --               79               472
51 JFK Parkway Short Hills, New Jersey ..............          --           10,053            62,504
680 Washington Blvd Stamford, Connecticut ...........          --            4,561            23,698
750 Washington Blvd Stamford, Connecticut ...........          --            7,527            31,940
1305 Walt Whitman Road Melville, New York ...........          --            3,934            24,040
50 Marcus Drive Melville, New York ..................          --              930            13,600
100 Grasslands Road Elmsford, New York ..............          --              289             3,382
2002 Orville Drive North Bohemia, New York ..........          --            1,950             9,959
390 Motor Parkway Hauppauge, New York ...............          --              240             5,787
58 South Service Road Melville, New York ............          --            1,061
400 Moreland Road Commack, New York .................          --              343             1,219
103 JFK Parkway Short Hills, New Jersey .............          --            3,098            18,011
Land held for development ...........................          --           92,924                --
Developments in progress ............................          --               --            28,311
Other property ......................................          --               --                --
                                                          -------          -------           -------
Total ...............................................    $740,012      $   483,555        $1,968,635
                                                         ========      ===========        ==========
                       COLUMN A                               COLUMN D                          COLUMN E
                       --------                               --------                          --------
                                                          COST CAPITALIZED,
                                                            SUBSEQUENT TO                GROSS AMOUNT AT WHICH
                                                             ACQUISITION               CARRIED AT CLOSE OF PERIOD
                                                        ----------------------    ------------------------------------
                                                                 BUILDINGS AND              BUILDINGS AND
                     DESCRIPTION                         LAND     IMPROVEMENTS     LAND      IMPROVEMENTS      TOTAL
                     -----------                         ----    -------------     ----     -------------      -----
120 Mineola Blvd. Mineola, New York .................        5         1,041        1,874         11,644        13,518
100 Wall Street New York, New York ..................       93         9,798       11,842         76,315        88,157
One Orlando Orlando, Florida ........................       32         3,779        9,418         54,915        64,333
1350 Avenue of the Americas New York, New York              --        18,037       19,222        127,205       146,427
919 3rd. Avenue New York, New York ..................   12,795        86,412      114,439        292,148       406,587
538 Broadhollow Road Melville, New York .............       --         1,038        3,900         22,451        26,351
360 Hamilton Avenue White Plains, New York ..........       --        21,351        2,838         55,957        58,795
492 River Road Nutley, New Jersey ...................       --         4,145        2,615          9,247        11,862
275 Broadhollow Road Melville, New York .............       --           312        3,850         13,270        17,120
400 Garden City Plaza Garden City, New York .........       --           667        9,081         17,671        26,752
90 Merrick Avenue East Meadow, New York .............       --         1,111            0         24,915        24,915
120 White Plains Road Tarrytown, New York ...........       --           359        3,852         25,220        29,072
100 White Plains Road Tarrytown, New York ...........       --            79           79            551           630
51 JFK Parkway Short Hills, New Jersey ..............        1           824       10,054         63,328        73,382
680 Washington Blvd Stamford, Connecticut ...........       --           168        4,561         23,866        28,427
750 Washington Blvd Stamford, Connecticut ...........       --           139        7,527         32,079        39,606
1305 Walt Whitman Road Melville, New York ...........       --            41        3,934         24,081        28,015
50 Marcus Drive Melville, New York ..................       65         4,912          995         18,512        19,507
100 Grasslands Road Elmsford, New York ..............       --         1,214          289          4,596         4,885
2002 Orville Drive North Bohemia, New York ..........       --           254        1,950         10,213        12,163
390 Motor Parkway Hauppauge, New York ...............       --           833          240          6,620         6,860
58 South Service Road Melville, New York ............    6,886        42,218        7,947         42,218        50,165
400 Moreland Road Commack, New York .................    1,141         1,510        1,484          2,729         4,213
103 JFK Parkway Short Hills, New Jersey .............      217         9,585        3,315         27,596        30,911
Land held for development ...........................       --            --       92,924                       92,924
Developments in progress ............................       --            --                      28,311        28,311
Other property ......................................       --        18,650                      18,650        18,650
                                                        ------        ------                     -------       -------
Total ...............................................  $27,409      $474,928     $510,964     $2,443,563    $2,954,527
                                                       =======      ========     ========     ==========    ==========
                       COLUMN A                          COLUMN F       COLUMN G      COLUMN H     COLUMN I
                       --------                          --------       --------      --------     --------
                                                                                                 LIFE ON WHICH
                                                        ACCUMULATED      DATE OF        DATE     DEPRECIATION
                     DESCRIPTION                       DEPRECIATION   CONSTRUCTION    ACQUIRED    IS COMPUTED
                     -----------                       ------------   ------------    --------   -------------
120 Mineola Blvd. Mineola, New York .................       1,500        1977            1999   10 - 30 Years
100 Wall Street New York, New York ..................       9,382        1969            1999   10 - 30 Years
One Orlando Orlando, Florida ........................       6,566        1987            1999   10 - 30 Years
1350 Avenue of the Americas New York, New York             12,397        1966            2000   10 - 30 Years
919 3rd. Avenue New York, New York ..................      16,375        1970            2000   10 - 30 Years
538 Broadhollow Road Melville, New York .............       1,802        2000            2000   10 - 30 Years
360 Hamilton Avenue White Plains, New York ..........       6,319        2000            2000   10 - 30 Years
492 River Road Nutley, New Jersey ...................         924        2000            2000   10 - 30 Years
275 Broadhollow Road Melville, New York .............       1,813        1970            1997   10 - 30 Years
400 Garden City Plaza Garden City, New York .........       2,166        1989            1997   10 - 30 Years
90 Merrick Avenue East Meadow, New York .............       3,563        1985            1997   10 - 30 Years
120 White Plains Road Tarrytown, New York ...........       3,076        1984            1997   10 - 30 Years
100 White Plains Road Tarrytown, New York ...........          39        1984            1997   10 - 30 Years
51 JFK Parkway Short Hills, New Jersey ..............       7,619        1988            1998   10 - 30 Years
680 Washington Blvd Stamford, Connecticut ...........       2,883        1989            1998   10 - 30 Years
750 Washington Blvd Stamford, Connecticut ...........       3,738        1989            1998   10 - 30 Years
1305 Walt Whitman Road Melville, New York ...........       3,043        1999            1999   10 - 30 Years
50 Marcus Drive Melville, New York ..................       1,106        2001            1998   10 - 30 Years
100 Grasslands Road Elmsford, New York ..............         460        2001            1997   10 - 30 Years
2002 Orville Drive North Bohemia, New York ..........         919        2001            1996   10 - 30 Years
390 Motor Parkway Hauppauge, New York ...............       1,046        2001            1997   10 - 30 Years
58 South Service Road Melville, New York ............       1,308        2001            1998   10 - 30 Years
400 Moreland Road Commack, New York .................          41        2002            1997   10 - 30 Years
103 JFK Parkway Short Hills, New Jersey .............       2,854        2002            1997   10 - 30 Years
Land held for development ...........................                     N/A         Various   N/A
Developments in progress ............................          --
Other property ......................................       2,713
                                                           ------
Total ...............................................    $445,029
                                                         ========

----------
A These land parcels, or a portion of the land parcels, on which the building and improvements were constructed are subject to a ground lease.
B The land parcel on which the building and improvements were constructed for one property is subject to a ground lease.
C The Encumbrance of $2,616 is related to one property.
D Includes costs incurred to acquire the lessor's rights to an air rights lease agreement.
The aggregate cost of Federal Income Tax purposes was approximately $2,191 million at December 31, 2002.